   As filed with the Securities and Exchange Commission on November 30, 2001
                                                     Registration. No. 333-62824

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2
                                AMENDMENT NO. 3
                                ---------------

                             Registration Statement
                                     Under
                           The Securities Act of 1933

                    Aquatic Cellulose International Corp.
                    -------------------------------------
             (Exact name of registrant as specified in its charter)

Nevada                                        1600                 82-0381904
---------------------------------  ----------------------------  ----------------------
(State or other jurisdiction of    (Primary Standard Industrial  (I.R.S. employer
incorporation or organization)      Classification Code Number   identification number)

3704 32nd Street, Suite 301   Vernon, B.C.                           VIT 5N6
---------------------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)

              Registrant's Telephone number, including area code:
                      ------------------------------------
                                  Gary Ackles
                          3704 32nd street, Suite 301
                             Vernon, B.C.  VIT 5N6
                                 (250) 558-5410
           (Name, address and telephone number of agent for service)
                       ----------------------------------
                                   Copies to:
                              Owen Naccarato, Esq.
                             Naccarato & Associates
                           19600 Fairchild, Suite 260
                            Irvine, California 92612
                                 (949) 851-9261
                       ----------------------------------
                Approximate date of proposed sale to the public:
   As soon as practicable after the registration statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]: If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                   -----------------------------------------

  The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

  PROSPECTUS
  November 30, 2001


                     AQUATIC CELLULOSE INTERNATIONAL CORP.
                       48,114,070 Shares of common stock


            .
     The 48,114,070 shares of common stock offered by this prospectus are being offered for resale by the security holders listed in the section of this prospectus called "Selling Security Holders". The selling shareholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling shareholders who invested in our private placements on the May 2000, September 2000, January 2001, March 2001 and the funding to occur on the second day after the effectiveness of this registration statement are deemed to be underwriters within the meaning of the Securities Act of 1933. Please see the "Selling Shareholders" section in this prospectus for a complete description of all of the selling shareholders

     Our common stock is traded on the OTC Bulletin Board under the symbol "AQCI". On October 30, 2001, the closing bid price of our common stock on the OTC Bulletin Board was $.02


  ---------------------------------------------------------------------------

     This investment involves a high degree of risk See the "Risk Factors"
                             beginning on page 8.

  ---------------------------------------------------------------------------


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the prospectus. Any representation to the contrary is a criminal offense.


                                               TABLE OF CONTENTS
                                                                                                             Page No.
Summary of Information in the Prospectus ..........................................................             1
Risk Factors ......................................................................................             2
Use of Proceeds  ..................................................................................             7
Price Range of Common Stock  ......................................................................             7
Our Dividend Policy  ..............................................................................             8
Management's Discussion and Analysis of Financial Condition and
 Results of Operations.............................................................................            10
Our Business ......................................................................................            15
Management ........................................................................................            19
Executive Compensation ............................................................................            20
Certain Relationships and Related Transactions ....................................................            20
Principal Stockholders.............................................................................            20
Description of Securities .........................................................................            21
Selling Stockholders...............................................................................            25
Plan of Distribution...............................................................................            36
Legal Proceedings .................................................................................            27
Experts ...........................................................................................            27
Legal Matters .....................................................................................            27
Other Available Information .......................................................................            27
Indemnification....................................................................................            28
Financial Statements...............................................................................            29

                               Prospectus summary

  This summary contains all material terms of the prospectus.  To understand
  -----------------------------------------------------------
this offering fully, you should read the entire prospectus carefully. Please pay particular attention to the section entitled "Risk Factors" and the section entitled "Financial Statements".

  Unless otherwise indicated, this prospectus assumes that any of our outstanding options or warrants have not been exercised into shares of our common stock.

                     Aquatic Cellulose International Corp.

     Aquatic Cellulose International Corp. ("Aquatic"), located at 3701 32nd Street, Suite 301, Vernon, B.C. VIT, 5N6, phone (250) 558-5410, is a Nevada Corporation originally organized as Aquatic Cellulose Ltd. ("ACL") and was incorporated in March of 1997.

     Aquatic is a forest industry based company that harvests submerged trees and brings them to the surface. This submerged timber is preserved by the water and is used for plywood, sawn lumber (i.e. lumber used for constructing buildings), special cuts for fine furniture building plus a wide variety of other wood fiber processes such as chipping to create OSB plywood (chip board) or processed for the pulp and paper industry.

Key to Aquatic's business
---------------------------

     Aquatic accesses timber via harvesting rights, which are granted through salvage permits. Aquatic seeks harvesting rights in both foreign and domestic markets (see "Our Business" page 19).

Technological innovations
-------------------------

     Aquatic's timber harvesting system consists of a surface controlled robotic arm that reaches down onto the water and either cuts or retrieves the timber from under the water (see "Our Business" page 20).

Two main sources of underwater timber
-------------------------------------

     Aquatic's base product consists of two primary sources of underwater timber. The first is standing timber that has been inundated (flooded) as a
result of a dam construction (hydroelectric or otherwise).   The second is
salvage timber, which consists of those trees that have already been cut and have sunk to the bottom of a waterway on route to a saw mill (see "Our Business" page 19).

The offering

Securities Offered              48,114,070 Selling Security Holder Shares (see "Selling
                                Shareholders" page 28) of which 1,700,000 have previously
                                been issued as restricted stock

Common Stock Outstanding:       Prior to the Offering        51,862,007 as of August 31, 2001
                                After the Offering           99,976,077 Shares

Offering Price                  The selling shareholders can sell the shares at any price.

Use of Proceeds                 This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling
                                stockholders.  We will not receive any proceeds from the
                                sale of shares by the selling shareholders.  However, we
                                will receive proceeds upon the exercise of any warrants that may be exercised by the selling shareholders.  These funds will be used for ongoing operations.

Market for our Common Stock:    Our Common Stock trades on the Over-the Counter
                                Bulletin Board, also called OTCBB, under
                                the trading symbol "AQCI".   The market for our common stock
                                is highly volatile (see "Price range of our common stock"
                                page eleven). We can provide no assurance that there will be a market in the future for our Common Stock.

                                 Risk Factors

Any investment in shares of Aquatic's common stock involves a high degree of
risk.   You should carefully consider the following information about these risks, together with the other information contained in this prospectus, before you decide to buy Aquatic's common stock. If any of the following risks
actually occur, Aquatic's business would likely suffer.   In these
circumstances, the market price of Aquatic's common stock could decline, and you may lose all or part of the money you paid to buy Aquatic's common stock.

Risks Relating to our Business:
--------------------------------

Aquatic has sustained continuing losses making it a risky investment.

     Aquatic incurred a loss in fiscal 2001 of $1,970,229 and a loss of
                                               ----------            --
$1,287,791 in fiscal 2000 plus a loss of $292,342 for the quarter ended August
----------
31, 2001 and a $182,271 for August 31, 2000. Aquatic does not anticipate realizing a profit during the next fiscal year. The auditors' report on our May 31, 2001 consolidated financial statements, highlights that we have a working capital deficiency of $467,287 at May 31, 2001 and $597,449 at August 31, 2001, plus recurring losses from operations raise substantial doubt about our ability to continue as a going concern. Therefore investment in Aquatic is at risk of being lost. The consolidated financial statements do not include any adjustments that might result from the outcome of this activity.

     Here is a list of some of the factors that may affect the future profitability of our business:

        . The downstream processing equipment is slow and low tech which increases handling costs;

        . To increase timber production will require additional harvesting equipment. We will have limited funds to build additional equipment which will limit future profitability;

Aquatic may not be able to obtain sufficient capital to fund our operations and, as a result, we may cut back or discontinue operations or limit our business strategies.

     While we will need significant additional capital in the near future, we may be unable to obtain funding for our operations on favorable terms, or at all. If adequate funds are not available, we may be required to cut back on one or more of our production locations, sales, marketing or distribution programs or plans; or reduce operating expenses, or attempt to obtain funds through strategic alliances that may require us to relinquish rights to our technologies or products.

Our future capital requirements will depend on many factors, including:

        . the progress of production of product , sales, marketing and distribution efforts;

        .  the progress in filing for and obtaining regulatory approvals;

        .  the market acceptance of our products;

        . the levels of administrative and legal expenses; and competitive products.

     In addition, future financing may be increasingly difficult to obtain due to such factors as our unfavorable operating history and results, the level of risk associated with our business and business plans, increases in our vulnerability to general economic conditions, and increased stockholder dilution. Debt financing, if available, may have several negative effects on our future operations, including:

        . a portion of our cash flow from operations will be dedicated to payment of principal and interest and this would reduce the funds available for operations and capital expenditures;

        . increased debt burdens will substantially increase our vulnerability to adverse changes in general economic and competitive conditions; and

        . we may be subject to restrictive debt covenants and other conditions in our debt instruments that may limit our capital expenditures, limit our expansion or future acquisitions, and restrict our ability to pursue our business strategies.

Termination of the Sulpam Maderia Ltda. Agreement would halt our Brazil project
-------------------------------------------------------------------------------
for a three to six month period.
---------------------------------

     Sulpam Madeira Ltda , a Brazilian Company, has the rights to harvest the
     ------------------------------------------------------------------------
timber in the Tucurui reservoirs.   Sulpam Madeira Ltda has contractually
-------------------------------------------------------------------------
extended those rights to Aquatic.  These rights can be terminated at any time.
-------------------------------------------------------------------------------
Such termination would result in a temporary halt in the Brazil project.
-------------------------------------------------------------------------
Thought there are other reservoirs available in Brazil to harvest, it would
---------------------------------------------------------------------------
require three to six months to acquire another harvesting agreement.   Since
----------------------------------------------------------------------------
Aquatic is presently concentrating  the majority of its efforts in Brazil, a
----------------------------------------------------------------------------
termination of the Sulpam Madeira Ltda agreement would also significantly
-------------------------------------------------------------------------
curtail Aquatic's operations.
------------------------------



Aquatic's success is dependent upon the continued services of its president and loss of his services could limit our success.

     Mr. Gary J. Ackles, is our President and Chairman of the Board. Mr. Ackles provides us with unique service resulting from his special technical knowledge, business skills and established business relationships that materially affect us. If Mr. Ackles were to leave us, we may not be able to replace his services and the business could be materially and adversely affected. Therefore, we are highly dependent upon the continued services of Mr. Ackles. We have key man life insurance coverage insuring the life of Mr. Ackles.

Competition from timber supply companies with substantially greater assets may limit Aquatic's ability to grow.

      Some of our competitors which supply raw lumber to our customers are:

      .  Weyerhaeuser
      .  Downs and Reader
      .  Cimal Forest Products
      .  Cotia Serrada Maderia

     Although we are attempting to establish ourselves as a provider of a specialized timber products, we will be competing for customers with other timber companies, many of which have substantially greater assets and resources
than we have.   Additionally, major companies presently dominate the timber industry and have long-standing distribution and marketing relationships, which may operate to the disadvantage of Aquatic and could adversely affect our business and future operating results.

Lack of existing infrastructures for Aquatic's harvesting timber activities in rural areas of undeveloped countries, has hampered our ability to operate the business.

       Aquatic's ability to succeed in rural areas in foreign countries (in particular Brazil), is hampered by the following:

      .  Aquatic lacks communication skills in the foreign language;

      .  Lack of skilled labor in the foreign country;
      . Unavailability of parts and supplies needed to carry on an efficient and effective business.

If Aquatic defaults in one of the conditions to the debenture agreement, at the note holder's option, the full principal amount of the debenture(s) together with interest and other amounts owing may become immediately due and payable in
cash.   If this event were to occur, it would probably result in the shut down of Aquatic's operations.

     Aquatic would be in default if any one of the following occurs:
     (i)    failure in making a payment of the principal and interest;
     (ii)   files for bankruptcy or insolvency
     (iii)  defaults in any of its other debt obligations;
     (iv) Aquatics Common Stock shall not be eligible for quotation and trading on the OTC Bulletin Board;
     (iii) Aquatic sells or disposes all or in excess of 33% of its assets in one or more transactions; (v) this registration statement shall not have been declared effective by the Commission on or prior to November 30, 2001 (see exhibit 10.22).
     (iv) if the effectiveness of the Underlying Shares Registration Statement lapses;
     (viii) the Company shall fail to deliver certificates to a Holder within three days of conversion request.

     We are presently in compliance with all conditions of the debenture agreement and anticipate that we will stay in compliance with the conditions while this prospectus is in use.

We have a "Going-Concern Qualification" in our certifying accountant's financial statement report, which may make capital raising more difficult and may require us to scale back or cease operations.

The report of our auditors includes a going concern qualification which indicates an absence of obvious or reasonably assured sources of future funding that will be required by us to maintain ongoing operations. To date we have successfully funded Aquatic by attracting additional equity investments and small issues of debt. We believe that our ongoing efforts will continue to successfully fund operations until positive cash flow is attained. However, there is no guarantee that our efforts will be able to attract additional necessary equity and/or debt investors. If we are unable to obtain this additional funding, we may not be able to continue operations. Additionally, we have a net worth deficit as of our latest balance sheet date. This deficit indicates that we will be unable to meet our future obligations unless additional funding sources are obtained. To date we have been able to obtain funding and meet our obligations in a timely manner. However, if in the future we are unsuccessful in attracting new sources of funding then we will be unable to continue in business.

Aquatic's expenses for quarter one, 2001 ran approximately $50,000 a month with
-------------------------------------------------------------------------------
cash outflows of approximately $7,000 a month.  A temporary shut down in
------------------------------------------------------------------------
operations would lower the expenses dramatically, however, cash outflow would
-----------------------------------------------------------------------------
still remain approximately $5,000 to $7,000 a month.  Absent a plan to obtain
-----------------------------------------------------------------------------
the necessary funds to maintain Aquatic during a temporary shutdown, Aquatic
----------------------------------------------------------------------------
would have to terminate all operations.
---------------------------------------


Risks Relating to our Stock:

There are a large number of shares underlying our convertible notes and warrants that may be available for future sale and the sale of these shares may depress the market price of our common stock and may cause substantial dilution to our existing stockholders.

     As of August 31, 2001, we had 51,862,007 shares of common stock issued and outstanding, notes outstanding that are convertible into 21,082,500 shares of common stock at current market prices, and outstanding warrants to purchase 450,000 shares of common stock. In addition, the number of shares of common stock issuable upon conversion of the outstanding convertible notes and debentures may increase if the market price of our stock declines.

All of the shares, including all of the shares issuable upon conversion of the notes and debentures and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock. The issuance of shares upon conversion of the convertible notes and debentures and exercise of outstanding warrants will also cause immediate and substantial dilution to our existing stockholders and may make it difficult to obtain additional capital.

     The following gives examples of the number of shares that would be issued if all the debentures were converted at one time at prices representing 70%, 66.67% and 25% of the current market price (assuming a market price of $0.04):

  .   70% of current stock price:

      Aquatic's stock converted at 70% of current stock price would result in a debenture conversion rate of $.028 cents. To convert the $843,300 of convertible debentures would require 30,117,857 shares of Aquatic's common stock, or 58% of Aquatic's current outstanding shares.

  .   66.67% of current stock price:

      Aquatic's stock converted at 66.67% of current stock price would result in a debenture conversion rate of $.026 cents. To convert the $843,300 of convertible debentures would require 32,434,615 shares of Aquatic's common stock, or 63% of Aquatic's current outstanding shares.

  .   25% of current stock price

      Aquatic's stock converted at 25% of current stock price would result in a debenture conversion rate of $.01 cents. To convert the $ 843,300 of convertible debentures would require 84,330,000 shares of Aquatic's common stock, or 162% of Aquatic's current outstanding shares.

      A drop in stock price of greater than 95% would require Aquatic to register more shares to provide for the conversion of these convertible debentures.

Aquatic's overhang affect of the selling shareholders resale of their securities on the market could result in lower stock prices when converted

     Overhang can translate into a potential decrease in Aquatic's market price per share. The common stock underlying unconverted debentures represents overhang. These debentures are converted into common stock at a discount to the market price providing the debenture holder the ability to sell his or her stock at or below market and still make a profit. If the share volume cannot absorb the discounted shares, Aquatic's market price per share will likely decrease.
As the market price decrease, each subsequent conversion will require a larger quantity of shares.

     Currently Aquatic has reserved 200% of the estimated maximum number of shares of common stock which would be issuable upon conversion in full of the debentures, amounting to 23,921,060 shares of authorized and unissued common stock. These reserve amounts are our good faith estimate of the number of
shares that we believe we need to reserve.   We can provide no assurance as to
how many shares we will ultimately need to issue upon the conversion of the debentures. If we are required to issue additional shares, we will be required to file an additional registration statement for those shares.

Short selling common stock by warrant and debenture holders may drive down the market price of our stock.

     Warrant and debenture holders may sell shares of Aquatic's common stock on the market before exercising the warrant or converting the debenture. The stock is usually offered at or below market since the warrant and debenture holders receive stock at a discount to market. Once the sale is completed the holders exercise or convert a like dollar amount of shares. If the stock sale lowered the market price, upon exercise or conversion, the holders would receive a greater number of shares then they would have absent the short sale. This pattern may result in the spiraling down of our stock's market price.

Aquatic's common stock is subject to the "Penny Stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

     Our shares of Common Stock are "penny stocks" as defined in the Exchange Act, which are traded in the over-the-counter market on the OTC Bulletin Board. As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of the shares of the Common Stock being registered hereby. In addition, the "penny stock" rules adopted by the Commission under the Exchange Act subject the sale of the shares of the Common Stock to certain regulations which impose sales practice requirements on broker-dealers. For example, broker-dealers selling such securities must, prior to effecting the transaction, provide their customers with a document that discloses the risks of investing in such securities. Included in this document are the following:

   . The bid and offer price quotes for the penny stock, and the number of shares to which the quoted prices apply.
   .   The brokerage firm's compensation for the trade.
   . The compensation received by the brokerages firm's salesperson for the trade.

In addition, the brokerage firm must send the investor:

   . Monthly account statement that gives an estimate of the value of each penny stock in your account.
   .   A written statement of your financial situation and investment goals.

Legal remedies which may be available to you are as follows:

    . If penny stocks are sold to you in violation of your rights listed above, or other federal or state securities laws, you may be able to cancel your purchase and get your money back.

    . If the stocks are sold in a fraudulent manner, you may be able to sue the persons and firms that caused the fraud for damages.
    . If you have signed an arbitration agreement, however, you may have to pursue your claim through arbitration.

    If the person purchasing the securities is someone other than an accredited investor or an established customer of the broker-dealer, the broker-dealer must also approve the potential customer's account by obtaining information concerning the customer's financial situation, investment experience and investment objectives. The broker-dealer must also make a determination whether the transaction is suitable for the customer and whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in such securities. Accordingly, the Commission's rules may limit the number of potential purchasers of the shares of the Common Stock.

Resale restrictions on transferring "penny stocks" are sometimes imposed by some states, which may make transactions in our stock cumbersome and may reduce the value of an investment in our stock.

    Various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in the Common Stock may have their ability to sell their shares of the Common Stock impaired. For example, the Utah Securities Commission prohibits brokers from soliciting buyers for "penny stocks", which makes selling them more difficult.

Information about forward-looking statements
--------------------------------------------

     This Prospectus contains certain forward-looking statements, which involve substantial risks and uncertainties. These forward-looking statements can generally be identified because the context of the statement includes words such as "may," "will," "except," "anticipate," "intend," "estimate," "continue,"

"believe," or other similar words. Similarly, this prospectus also contains forward-looking statements about our future. Forward-looking statements include statements about our:

Plans, Objectives, Goals, Strategies, Expectations for the future, Future performance and events,
Underlying assumptions for all of the above and Other statements which are not statements of historical facts.

     These forward-looking statements involve risks and uncertainties, which could cause our actual results to materially differ from our forward-looking statements. We make these forward-looking statements based on our analysis of internal and external historical trends, but there can be no assurance that we
will achieve the results set forth in these forward-looking statements.   Our
forward-looking statements are expressed in good faith and we believe that there is a reasonable basis for us to make them.

     In addition to other factors discussed in this prospectus, the following are important factors that could cause our actual results to materially differ from our forward-looking statements:
-  Our ability to respond to changes in the marketplace
-  Competitive factors
-  The availability of financing on terms and conditions acceptable to us
-  The availability of personnel with the appropriate technical skills

     We have no obligation to update or revise these forward-looking statements to reflect future events.

Use of proceeds
---------------

  Aquatic will not receive any of the proceeds from the sale of the shares of common stock offered by the selling stockholders under this prospectus. If all warrants, being registered, to purchase the shares of common stock offered for resale in this offering were exercised, Aquatic would receive aggregate gross proceeds of approximately $87,500. Since all the warrants are significantly out of the money, it is not anticipated that these funds will be made available anytime in the near future.

  The proceeds, if any, that Aquatic receives from the exercise of warrants will be used for working capital in support of the growing business in Brazil.

  The foregoing represents Aquatic's current best estimate of our use of the proceeds derived from the exercise of the warrants to purchase the shares of common stock offered in this prospectus, if any, based upon our present plans, the state of our business operations and current conditions in the industry in which we operate. Aquatic reserves the right to change the use of the proceeds if unanticipated developments in our business, business opportunities, or changes in economic, regulatory or competitive conditions, make shifts in the allocations of proceeds necessary or desirable.

Price range of our common stock
-------------------------------

     Our common stock trades on the Over-the Counter Bulletin Board, also called the OTCBB, under the trading symbol "AQCI". The following table set forth the quarterly high and low bid prices per share for our common stock. The bid prices reflect inter-dealer prices, without retail markup, markdown, or commission and may not represent actual transactions.


                                High Bid     Low Bid
Fiscal 1999:                    --------     -------
---------------------------
First Quarter 1999                 .34          .10
Second Quarter 1999                .36          .09

Third Quarter 1999                 .36         .025
Fourth Quarter 1999 (5/31/99)     .235         .017

Fiscal 2000:
---------------------------
First Quarter 2000                 .72          .14
Second Quarter 2000                .93          .25
Third Quarter 2000                 .90          .45
Fourth Quarter 2000 (5/31/00)     1.25          .50

Fiscal 2001
---------------------------
First Quarter 2001                 .75          .38
Second Quarter 2001                .53          .15
Third Quarter 2001                .175          .08
Fourth Quarter 2001 (5/31/01)     .099          .04

Fiscal 2002
---------------------------
First Quarter 2002                 .07          .02

Transfer Agent and Registrar
----------------------------

     The Company's transfer agent is Oxford Transfer & Registrar located at 317 Southwest Alder, Suite 1120, Portland, Oregon, 92704.

Our Dividend Policy
-------------------

     Company does not anticipate paying dividends on the Common Stock in the foreseeable future. The payment of future dividends will be at the sole discretion of the Company's Board of Directors and will depend the Company's general business condition.

                         SELECTED FINANCIAL INFORMATION


     The information set forth below for the years ended May 31, 2001 and 2000, which is derived from our audited financial statements, and for the three months ended August 31, 2001 and 2000, which is derived from our unaudited financial statements, should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements, including the notes thereto and other financial information, appearing elsewhere in this registration statement.

Consolidated Statement of Operations:

                                Years Ended                       Three Months Ended August 31,
                                  May 31,
                      -------------------------------
                           2000               2001                      2000              2001
                        ----------      ----------                  --------          --------
Revenues                   127,650         280,042                    34,249            42,235
                        ----------
Cost of Goods              125,735         750,926                    84,463           182,922
                        ----------      ----------
Gross profit                 1,915        (470,884)                  (50,214)         (140,687)
                        ----------      ----------
Net loss                (1,287,791)     (1,970,229)                 (182,271)         (292,342)
                        ----------      ----------
Loss per share               (0.03)          (0.05)                    (0.00)            (0.01)


Consolidated Balance Sheet Data:

                                             As at May 31,                As of August 31
                                        ------------------------          ---------------
                                         2000             2001                 2001
                                        -------         --------             --------
Total current assets                    610,965          294,111              215,868
                                        -------         --------             --------
Total current liabilities               549,716          761,398              813,317
Total stockholders' equity               68,860         (356,930)            (487,657)
(deficiency)

           Management's Discussion and Analysis or Plan of Operation


Plan of Operation

     The short-term objectives of Aquatic are the following:

     1. Continue expansion of the Brazilian harvesting project. This expansion will require additional equipment and labor plus training and support. Implementation of these items have already started.
     2.   Seek out and develop key alliances, acquisitions and joint ventures.
     3. Establish new lumber markets, especially with respect to rare and exotic species.
     4.   Expand international operations to a third continent.
     5. Purchase additional harvesting equipment to be placed into its current operations.

     Aquatic's long-term objectives are as follows:

     1. To increase lumber reserves to a level that will provide for future revenues and long-term growth.
     2. To continue upgrades of the robotic technology and develop its global awareness.

     Over the next twelve months, Management is of the opinion that sufficient working capital will be obtained from operations and external financing to meet the Company's liabilities and commitments as they become payable. The Company has in the past successfully relied on private placements of common stock securities, bank debt, loans from private investors and the exercise of common stock warrants in order to sustain operations. A recent financing has been obtained and the underlying shares are being registered in this registration statement (see "Selling shareholders" and "Recent financing" on page 27).

     There is no expected or planned sale of significant equipment by the Company. The Company's work force is expected to double from the current level over the next twelve months.


                             Results of Operations

Three Months Ended August 31, 2001 Compared to August 31, 2000
--------------------------------------------------------------

     The company realized revenue of $ 42,235 for the three months ended August 31, 2001, which were comparable with $ 34,249 for the three months ended August 31, 2000.

     Cost of sales for the three-month period ended August 31, 2001, was $182,922 compared with $84,463 for the three-month period ended August 31, 2000. Cost of sales is higher than anticipated due mainly to a $70,000 write down of
                                             ---------
inventory to net realizable value .  The remainder of the fluctuation is due to
                                  ---------------------------------------------
hiring a new production manager during 2001 and increased equipment and supply
------------------------------------------------------------------------------
costs in 2001 not incurred during 2000.
---------------------------------------

     Operating costs and expenses for the three months ended August 31, 2001 and August 31, 2000, were $ 151,655 and $ 132,057 respectively for an increase of $19,598 or 14.8%. The increase is attributable to increased promotional services, and professional fees.

Year ended May 31, 2001 compared to year ended May 31, 2000
-----------------------------------------------------------

     The company earned revenue of $280,042 for the year ended May 31, 2001, compared with $127,650 for fiscal 2000. Revenue increased during 2001 from 2000
              --------                           ---------
by $152,392 or 119% due to only a few sales during 2000 as harvesting commenced
   --------    ----        ----------------------------------------------------
part way through 2000.  The Company has harvested timber for the majority of
----------------------------------------------------------------------------
2001.
-----

     Subsequent to May 31, 2001, the Company has hired a project manager based in Brazil, purchased a fleet of surface support craft and has identified several mills to process the harvested timber on a reliable and timely basis.

     Cost of sales for the year ended May 31, 2001 was $750,926 compared to
                                                        -------
$125,735 for the year ended May 31, 2000, for an increase of $625,191 or 497.2%.
 -------                                                      -------    -----
The increase in cost of sales reflects the inefficiencies experienced by the Company when Sulpam was unable to provide the required "downstream"
                                          -------------------------
infrastructure necessary to process the timber harvested from Tucurui. As a
---------------------------------------------------------------------------
result, during 2001 the Company was faced with the challenge of securing surface
--------------------------------------------------------------------------------
support craft and milling facilities for the harvested timber (see page twenty
------------------------------------------------------------------------------
"Our Business").  Difficulties in securing reliable staff and milling facilities
--------------------------------------------------------------------------------
resulted in the Company's inability to produce sufficient quantities of
-----------------------------------------------------------------------
processed lumber causing the increase in cost of sales.  Cost of sales is
------------------------------------------------------
compromised of the costs of harvesting, transporting and processing the timber, consisting primarily of wages, fuel, supplies and contract milling costs.

     Financing fees and interest of $769,423 in fiscal 2001 (2000 - $375,160) consists of fees and interest incurred in connection with the Company's Secured Convertible Debenture Purchase Agreement financing including the issuance of related Investor Warrants. Specifically, in 2001 financing fees included amortization of a beneficial conversion feature of $362,258 (2000 -$367,800), amortization of the fair value the warrants granted of $152,728 (2000- $4,531) and amortization of deferred financing fees and interest on debentures of $254,437 (2000 - $2,829). The beneficial conversion feature was due to the conversion prices of the debentures being lower than the Company's trading price at the commitment date.

     Engineering design expense for the year ending May 31, 2001 was $nil as compared to $60,693 in 2000. Aquatic focused its efforts on production using the harvester in 2001 and therefore no time was spent on research and development. Engineering and construction of the ATH-120 is being conducted by a company controlled by the Aquatic's CEO and largest shareholder.

     Selling, general and administration expenses decreased to $727,275 in 2000 from $851,749 in 2001. These expenses consist primarily of advertising and promotion, professional fees, travel, administrative salaries, office expenses and investor relations expenses. The reduction in administrative costs of $124,474, or 14.6%, is the result of more accurate tracking of costs attributable to the Brazil operation. As a result, costs directly related to the Brazil project were classified as cost of sales or inventory. These expenses were paid for in part, by the issuance of $750,000 in convertible debentures.

     Aquatic did not incur any research and development costs during the fiscal
year ending May 31, 2001 or in the fiscal period ending May 31, 2000.   There
are no anticipated research and development expeditures to be incurred over the next twelve month period.

     The Company incurred a loss in fiscal 2001 of $1,970,229 compared with a
                                                    ---------
loss of $1,287,791 in fiscal 2000.
         ---------


Liquidity and capital resources
-------------------------------

August 31, 2001
---------------

     Net cash used in Operating Activities for the three-month period ended August 31, 2001 and 2000 was $ 17,202 and $ 219,605 respectively, for a decrease
in cash used in operating activities of $ 202,403.   The decrease is
                                                    ----------------
attributable to the company conserving cash by paying for services and interest
-------------------------------------------------------------------------------
by issuing common shares, combined with realizing on accounts receivable,
-------------------------------------------------------------------------
selling inventory and increasing accounts payable and accrued liabilities.
--------------------------------------------------------------------------

     Net cash used in investing activities was $ nil and $ 8,842 for the three month period ended August 31, 2001 and 2000 respectively.

     Net cash from financing activities was $ nil and $ nil for the three month periods ended August 31, 2001 and 2000 respectively.

     Net loss increased from $ 182,271 for the three-month period ended August 31, 2000 to $ 292,342 for the three-month period ended August 31, 2001,
representing a increase in the loss of $ 110,071.        .

     As at August 31, 2001, the Company had a working capital deficiency of $ 597,449 and a deficit of $4,805,155. Management plans to obtain sufficient working capital from operations and external financing to meet the Company's liabilities and commitments as they become payable over the next twelve months. There can be no assurance that management plans will be successful. Failure to obtain sufficient working capital from operations and external financing will cause the Company to curtail operations.

Fiscal years ending  May 31, 2001 and May 31, 2000
--------------------------------------------------

     Net cash used in operating activities in fiscal 2001 amounted to $738,172 compared to $561,098 in fiscal 2000. The increased use of cash is mainly attributable to the costs incurred in setting up downstream operations in Brazil and increases in selling, general and administrative expenses.

     Financing activities generated net cash of $602,947 in fiscal 2001 compared with $723,500 in fiscal 2000. The cash from financing activities for fiscal year 2001 was generated from the issuance of $750,000 in convertible debentures, less related fees of $122,500 and share issue costs of $24,553, compared to proceeds from the issuance of convertible debentures of $500,000, less financing fees related thereto of $76,500, issuance of common shares for cash of $50,000 and cash subscriptions for common shares of $250,000 in fiscal 2000.

     At May 31, 2001 the Company had cash of $19,892, accounts receivable of $54,963, inventory of $199,892 and deferred financing costs of $19,364 for total current assets of $294,111. Accounts receivable increased from $43,338 in 2000
                                                 ---------       ------
to $54,963 in 2001 as a result of to the Company making more sales to an
                                                 -----------------------
increased number of customers in 2001 compared to 2000.   Accounts payable and
------------------------------------------------------
accrued liabilities at May 31, 2001 amounted to $186,581 compared to $167,685 in 2000. Inventory decreased from $ 222,092 in 2000 to $ 199,892 in 2001 due to
       ----------------------------------------------------------------------
sales volumes reducing inventory on hand at May 31, 2001 compared to May 31,
----------------------------------------------------------------------------
2000.
-----

     It is anticipated that the $750,000 convertible debentures payable issued during 2001 will be converted into common shares in accordance with the terms of these debentures.

Inportant events
----------------

1. On January 25, 2001 Aquatic issued two convertible debentures of $75,000 each for an aggregate of $150,000 with simple interest accruing at the annual rate of 12%. These debentures are due on January 25, 2004. Interest payable on the Debentures shall be payable quarterly commencing March 31, 2001. The Holder shall have the right to convert the principal amount and interest due under the debentures into shares of the AQCI's common stock. The conversion price in effect on any Conversion Date shall be the lesser of (1) $0.083, and (2) 67.67% of the average of the lowest three inter-day sales prices of the Common Stock during the twenty Trading Days immediately preceding the applicable Conversion Date. The shares that will be issued upon conversion of these debentures are being registered for resale purposes by this registration statement. AQCI also issued common stock purchase warrants for the right to purchase 75,000 shares of Common Stock of AQCI at $0.35 per share.

2. Subsequent to February 28, 2001, the Company issued 1,700,000 common shares to settle amounts accrued in accounts payable and accrued liabilities of $115,600. No gain or loss resulted on settlement.

3. On March 14, 2001, AQCI issued two convertible debentures for an aggregate amount of $100,000, with simple interest accruing at the annual rate of 12%. These debentures are due on March 14, 2004. Interest payable on the Debentures shall be payable quarterly commencing June 30, 2001. The Holder shall have the right to convert the principal amount and interest due under the debentures into shares of the AQCI's common stock. The conversion price in effect on any Conversion Date shall be the lesser of (1) $0.083, and (2) 67.67% of the average of the lowest three inter-day sales prices of the Common Stock during the twenty Trading Days immediately preceding the applicable Conversion Date. The shares that will be issued upon conversion of these debentures are being registered for resale purposes by this registration statement. AQCI also issued common stock purchase warrants for the right to purchase 50,000 shares of Common Stock of AQCI at $0.35 per share.

    It is anticipated that the $ 100,000 of convertible debentures will be converted into shares in accordance with the terms of these debentures.

4. Two days subsequent to the effectiveness of this registration statement, AQCI will issue two convertible debentures for an aggregate amount of $200,000, with simple interest accruing at the annual rate of 12%. These debentures will be due three years after the date of issuance. . The Holder shall have the right to convert the principal amount and interest due under the debentures into shares of the AQCI's common stock. The conversion price in effect on any Conversion Date shall be the lesser of (1) $0.083, and (2) 67.67% of the average of the lowest three inter-day sales prices of the Common Stock during the twenty Trading Days immediately preceding the applicable Conversion Date. AQCI will also issue additional common stock purchase warrants for the right to purchase 125,000 shares of Common Stock of AQCI at $0.35 per share. The shares that will be issued upon conversion of these debentures are being registered for resale purposes by this registration statement.

    Certain terms and conditions must be met at the time of the closing of the $200,000 in convertible debentures that are to be to be issued within two trading days after the effective date of this registration statement. These terms and conditions are summarized as follows:

    . The representations and warranties given by the company are still valid at the time of funding i.e.,
        i)   Aquatic is in good standing under the laws of the state of Nevada,
        ii) the financing transaction is properly authorized by the Aquatic Board of Directors and that the debentures are issued free of encumbrances,
        iii) that there are adequate authorized shares available to convert the debentures as provided by the financing agreement,
        iv) all disclosures provided by Aquatic regarding Aquatic, its business and the current financing are true and Aquatic did not omit any statement that an investor may find significant.
    . The registration statement shall be declared effective on or prior to November 30, 2001,
    . Aquatic has not broken any laws or incurred any other event which would prevent this registration statement from becoming effective,
    . The trading of Aquatic's stock on the OTC Bulletin Board has not been suspended,
    .  Aquatic has not had in excess of 33% of its voting securities acquired.


May 2001
--------

     Aquatic executed a "Memorandum of Understanding" to purchase from Raymond Lefebvre, of Proulxville, QC, Canada, certain equipment to be utilized in its Brazil harvesting operations. The equipment has an estimated market values of $150,500. Aquatic issued 2,500,000 shares of its commons stock for consideration.

          1. Rapide Blanc, 35', 11 tons.    Value 20,000.00
          2. La Croche, 32', 7 tons.        Value 22,500.00

          3. Joseph Boivin, 32', 9 tons.    Value 18,000.00
          4. J.M. Laing, 38', 14 tons.      Value 10,000.00
          5. Flamand, 35', 10 tons.         Value 20,000.00
          6. La trenche, 35', 10 tons.      Value 20,000.00
          7. Barge, 17' x  40'              Value 20,000.00
          8. Barge 17' x 36'                Value 20,000.00
      ----------------------------------------------------------

The equipment was to be delivered in two parts. The above items 1, 2, 3 and 7 were to be delivered on or after June 15, 2001 with the remaining items to be delivered on or after October 15, 2001. This transaction is being renegotiated due to the delay in this registration statement becoming effective.

                                 Our Business

  Located in Vernon, British Columbia, Canada, Aquatic Cellulose International ("Aquatic") is a forest-based company focusing on what was once considered a
lost resource.   That resource is submerged timber.  Aquatic has in place the processes and equipment necessary to access and recover this valuable resource. Generally submerged timber is of excellent quality and can be used for plywood,
sawn lumber, and a wide variety of wood fiber processes.   Aquatic's principal
activity is the procurement of contracts for the salvage and harvest of submerged timber and the sale of lumber derived from such timber.

  Aquatic harvests trees with a surface mounted robotic arm, called the ATH-60, that has the ability to reach under water, extract a targeted submerged tree and bring it to the surface. This submerged timber is preserved by the water and is of excellent quality making it attractive to be used for plywood, sawn lumber (i.e. lumber used for constructing buildings), special cuts for fine furniture building plus a wide variety of other wood fiber processes such as chipping to create OSB plywood (chip board) or processed for the pulp and paper industry.

Key to Aquatic's business
-------------------------

  Aquatic uses a simple but effective way to obtain timber and the rights to harvest timber in Canada. First, Aquatic researches a potential site to ensure sufficient timber resources exist. If the reserve is adequate, Aquatic meets with the local government officials to determine the ownership of the wood reserve. In cases where the wood has sunk to the bottom of the water location, the local government takes ownership of the wood to ensure that all local environmental concerns are addressed. Once ownership is determined, Aquatic applies for an appropriate salvage permit. To date Aquatic has acquired only one salvage permit in Canada. On July 20th, 1998, Aquatic obtained a salvage permit allowing the salvaging of timber at Monty Lake, in Central British
Columbia, Canada.     Aquatic harvested timber, pursuant to the salvage permit,
within a designated area from July 21, 1998 to October 31, 1998.   ( see exhibit
10.20)

  Obtaining timber and the rights to harvest in foreign countries is approached slightly differently. In this case Aquatic meets with all appropriate government officials to receive approval from the host country to evaluate its inundated (flooded) forests. Once approval is received, Aquatic evaluates the target site to insure sufficient volumes of timber exist. Finally Aquatic forms a strategic alliance in the applicable country with a partner chosen for their ability to implement the project, operate the project on an on going basis and put in place the down stream infrastructure to process the timber. To date Aquatic has one strategic alliance, with Sulpam Madeiras LTDA for the harvesting of timber in the Brazil.

  Aquatic also offers a unique method of harvesting timber. Generally submerged forests are harvested by divers using hand-operated equipment. This method has a slow wood recovery rate of approximately eight to ten trees per day are recovered, as compared to Aquatic's ATH 60's capability to harvest approximately thirty to forty trees per day.

Two main sources of underwater timber
-------------------------------------

  Aquatic's industry consists of two primary sources of underwater timber. The first is standing timber that has been inundated (flooded) as a result of a dam construction (hydroelectric or otherwise). These standing trees are submerged as the water level behind a dam rises, preserving them and preventing degradation of the wood quality. The second is salvage timber. This source consists of those trees that have already been cut and have sunk to the bottom of the waterway en route to a mill or load out area.

   Inundated or salvage timber is viable for all types of finished product production including paper. Furthermore, logs in deep, fresh water are not subject to rot as bacteria requiring oxygen are not present, thus though there may be some slight discoloration, the structural integrity of sunken wood is sound. Also, in its travels to South America, our

Management observed that submerged hardwoods in the Amazon are currently being used in the production of both plywood and sawn lumber.

  Aquatic has done an on-sight evaluation of the Tucurui reservoir in Brazil, South America. The Tucurui reservoir, created in 1984, is located in the northern interior of Brazil. When the reservoir was filled, it covered over an estimated 100,000 hectares (one hectare equals approximately 2.6 acres) of old
growth rain forest.   In 1997, Aquatic formed an alliance with Sulpam Madeira
Ltda (see exhibit 10.19), a Brazilian Company that has the rights to harvest the timber in the Tucurui reservoirs. Pursuant to the terms of the alliance, in addition to providing harvesting rights, Sulpam was to provide all the surface support craft and provide all "downstream" support and milling services for the timber harvested from the Tucurui reservoir by the ATH 60.

  The availability of milling services is important for two reasons:
  ------------------------------------------------------------------
         1)   the majority  of the Company's customers require the logs to be
              ---------------------------------------------------------------
              processed into lumber; and
              --------------------------
         2)   Brazil does not permit the export of raw logs.
              ----------------------------------------------

  During 2001, it became evident that Sulpam was unable to provide the necessary "downstream" support and milling services. The lack of Sulpam's support has had an adverse affect on operations. There was a temporary shut down of operations while Aquatic located and purchased the necessary water based equipment and the hiring of local mills to process the harvested logs into lumber. Aquatic will continue to operate the Brazil operation under the harvesting rights held by Sulpam. The agreement covering the use of Sulpam's timber harvesting rights is
still effective and Sulpam is honoring the agreement.   The harvesting rights
agreement does not specify an expiration date.

  Aquatic has also investigated underwater forests and salvage timber in Canada, the United States and Central America. In Canada, Aquatic completed a physical examination of standing timber in reservoirs such as Ootsa Lake in B.C. and salvage timber in waterways such as Lake Superior. The wood examined in these locations was in excellent condition and suitable for harvest and processing. Aquatic is presently concentrating all its efforts in Brazil.

Technological innovations
-------------------------

  Aquatic's timber harvesting system consists of a surface controlled robotic arm that reaches down into the water and either cuts or retrieves the timber from under the water. This system utilizes three technological innovations.

  The first is the harvesting system's camera system. The camera system provides real time continuous surveillance of all underwater operations, even in turbid water conditions. This camera is readily available from Sony dealers throughout the world.

  The second technology is the system's "Robotically Controlled Arms and Heads". The arm, is a mechanical arm, which has the head attached to it, and reaches down into the water towards the target tree. The head has two parts to it, a cutting device that cuts the target tree and a claw which secures the timber during the cutting process. To accomplish this, Aquatic has software that transmits the robots arm and head position into an accurate real time graphical image allowing the operator to easily maneuver the robot under water.

  The third feature is two "Sonar Imaging" systems. The first system provides an image of the submerged terrain being harvested plus gives an estimate of the depth and distance between the robot and the timber it is viewing. The second system is a sonar device which rotates with the harvester head allowing the operator to target potential trees to harvest.

  All three technologies were incorporated in the development and construction of a fully functional unit for log salvage operations called the ATH-60. Currently the ATH-60 is harvesting timber at the Company's Brazil project. The next generation of harvester, the ATH-120, is currently under construction. Aquatic has not set an introduction date for its use.

Competition

  Aquatic competes for customers with other timber companies, many of which have
substantially greater assets and resources than those of our Company.   Major
companies presently dominate the timber industry and have long-standing distribution and marketing relationships, which may operate to the disadvantage of Aquatic. However, because Aquatic accesses and supplies a unique alternate wood source and it presently has minimal competition in this niche market.

Marketing and distribution Process
----------------------------------

  Upon receiving a purchase order for its goods, Aquatic manages the product from the initial wood harvesting through manufacturing to the final point of
sale.   The steps involved are as follows:

     . the product is first marketed through wood distributors, which provide Aquatic with purchase orders;
     . wood is then harvested and transported to a primary milling facility where the wood is cut to rough sawn lumber;
     . the rough sawn lumber is then shipped to a secondary milling factory where the wood is milled into pre-finished wood products specified by the purchase order;
     . the pre-finished wood is then bundled, wrapped and trucked to a ship loading yard.where it is placed aboard a cargo ship - freight on board ("FOB");
     . Once the product is aboard the cargo ship the customer assumes liability for the product.

   There is no requirement for government approval for the marketing or use of Aquatic's principal products or services.

   There are no known environmental laws that currently control or prohibit the projects that Aquatic is presently working on or any of the forecasted projects of Aquatic.


Important Event
---------------

  Aquatic entered into a relationship with Cecco Trading Inc., located in Milwaukee Wisconsin, on March 28, 2001, upon which Cecco Trading initially issued Aquatic twenty four purchase orders for lumber to be delivered over a twelve month period. The purchase orders call for Aquatic to supply Cecco Trading with a species of tree called the IPE (an extremely hard and rot resistance wood). The IPE tree represents a small percentage of the trees in the Tucurui reservoir.

  The Cecco Trading, Inc. contract calls for approximately 100,000 board feet of
  ------------------------------------------------------------------------------
premium grade lumber to be delivered over a twelve month period beginning March
-------------------------------------------------------------------------------
28, 2001 (see exhibit 10.28).  Cecco Trading issued Aquatic a blanket purchase
------------------------------------------------------------------------------
orders for the product.
-----------------------

  A Blanket purchase order means that Ceeco will accept numerous shipments of
  ---------------------------------------------------------------------------
product from Aquatic that was ordered in a particular purchase order, as long as
--------------------------------------------------------------------------------
the aggregate quantity shipped does not exceed the quantity authorized in the
-----------------------------------------------------------------------------
purchase order.
-----------------

  To date Aquatic has not delivered any product to date.  The delay in shipment
  -----------------------------------------------------------------------------
is a result of the following reasons:
-------------------------------------

        a.  As discussed, Sulpam Madeira Ltda was unable to provide the
            -----------------------------------------------------------
            necessary "downstream" support and milling services resulting in a
            ------------------------------------------------------------------
            temporary shut down of operations while Aquatic located and
            -----------------------------------------------------------
            purchased the necessary water based equipment and the hiring of
            ---------------------------------------------------------------
            local mills to process the harvested logs into lumber.
            -----------------------------------------------------

        b.  Locating the type of premium lumber ordered by Cecco Trading is time
            --------------------------------------------------------------------
            consuming. Cecco's requested species of lumber represents a small
            -----------------------------------------------------------------
            portion of the total supply of timber in the Tucurui reservoirs,
            ----------------------------------------------------------------
            resulting in a greater length of time to locate and acquire
            -----------------------------------------------------------
            sufficient quantities to fill a container for shipment.
            -------------------------------------------------------

     Aquatic has been successful in acquiring the necessary downstream support
     -------------------------------------------------------------------------
  and anticipates product available for shipment within the next thirty days.
  ---------------------------------------------------------------------------



Short Term Objectives
---------------------

  In the short term, Aquatic intends to continue to finance the construction of an additional harvester and phase it into the Tucurui projects. Pursuant to a manufacturing agreement with a company which is wholly-owned by the Company's CEO and largest shareholder, Aquatic has begun to finance the construction of this additional harvester and will continue to do so as revenue and or funding becomes available.


Long Term Objectives
--------------------

  Aquatic's long-term objectives are to secure additional harvesting rights of inundated and salvage timber to ensure future stability and long-term growth.

Going Concern
-------------

  The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1a) to the consolidated financial statements, the Company has a working capital deficiency of $467,287 as at May 31, 2001 and has suffered recurring losses from operations which raise substantial doubt about it's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in note 1a). The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                Strategic Vision

   Aquatic's vision is to continue supplying viable supplemental sources of timber. This vision will require that Aquatic establish a reserve base of inundated and salvage timber, which will insure the future stability and long-term growth of Aquatic. Aquatic is also committed to continue being involved in the development of the technology and equipment needed to maintain its lead position in this emerging industry.

                            Description of Property

  Aquatic's offices are located at 3704 32nd Street, Suite 301, Vernon, British
Columbia, V1T5N6.     Aquatic is committed through the year 2001 with annual
lease payments under operating leases for office premises and equipment of $12,165 per year.

                                   Employees

  Aquatic employs a total of four full time employees in the corporate office and twelve full time employees in Brazil. None of the employees are covered by a union. There is no indication of union activity in the area, and there is no indication of union activity in the near future.

                                   Management


Executive Officers and Directors

Name                      Age            Position
----                      ---            --------

Gary J. Ackles            46          President & Director
Shane Kerpan              30          Secretary & Treasurer
Claus Wagner-Bartak       62          Director

  The officers and Directors of Aquatic will devote only such time as they deem
appropriate in the business affairs of our Company.   It is, however, expected
that the officers will devote the time deemed necessary to perform their duties for the business of our Company. The amount of time devoted by each director is discussed below.

  The directors of Aquatic are elected to hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified.

  Biographies Of Our Executive Officers And Directors

  Gary J. Ackles: Mr. Ackles was appointed to the Board of Directors on July 1,1997, to fill a vacancy. Mr. Ackles was President and founder of Aquatic Cellulose Ltd., and creator of the Aquatic Timber Harvester System. Mr. Ackles has over 25 years expertise in industries that manufacture and sell equipment, with extensive international and domestic experience. Mr. Ackles has been involved with numerous equipment based industries including oil and mineral exploration, logging, heavy construction, and aquatic environmental management. Mr. Ackles has introduced and sold equipment in Canada, USA, Middle East, Africa, and South America. During the past five years Mr. Ackles has been with Aquatic Cellulose. Mr. Ackles is also the President of Legacy Systems, the company that has the patent on the robotic arm that is used in Aquatic's harvesting system. Mr. Ackles does not sit on the Board of any other public company. Mr. Ackles dedicates approximately 90% of his time to Aquatic.

  Shane Kerpan: Mr. Kerpan was appointed to the Board of Directors in July, 1997, to fill a vacancy. Mr. Kerpan earned a degree in Business Administration from Simon Fraser University and has worked in a variety of staff management positions in both the private and non-profit sectors. Mr. Kerpan also possesses experience in project management and evaluation plus has provided the Company with assistance in project research, development of multi-media presentations and public relations. For the past three years, Mr. Kerpan has been with Convergys, a call - center company, in the customer service and billing areas. Prior to this, Mr. Kerpan was employed for two years with Hostelling International. Mr. Kerpan does not sit on the Board of any other public company. Mr. Kerpan dedicates approximately 5% of his time to Aquatic.

  Claus Wagner-Bartak--Dr. Claus Wagner-Bartak was appointed to the Board of Directors in July, 1997, to fill a vacancy. Dr. Wagner-Bartak was the founder of Spar-Aerospace, the corporation contracted to develop and build the robotic arm that is presently used on the NASA Space Shuttle, that arm being named the "Canada-arm". For the past five years, Mr. Wagner-Bartak has been employed by RBID.com, Inc., based in Irvine, California. Mr. Wagner-Bartak does not sit on the Board of any other public company. Mr. Wagner-Bartak dedicates approximately 5% of his time to Aquatic.

        Information concerning our Board of directors and its Committees

     Directors receive no cash remuneration at this time. All Aquatic's Directors are entitled to reimbursement of funds advanced to pay expenses in connection with our Company's business. Aquatic has not established committees of the Board of Directors.

                            Executive Compensation

                                    Annual Compensation                               Long Term Compensation Awards
Payouts                           --------------------------------------                  -----------------------------------------
(a)                      (b)         (c)        (d)         (e)               (f)          (g)             (h)            (I)
Name                                                       Other  (1)                    Securities                      All
and                                                        Annual         Restricted     Underlying                      Other
Principal                                                  Compen           Stock        Options/        LTIP            Compen
Position                  Year     Salary      Bonus       sation($)       Award($)      Sar (#)         Payouts($)      sation ($)
Gary Ackles
President/CEO             2001     $84,000       0            0                 0        1,202,500            0              0
Shane Kerpan
Secretary                 2001       0           0            0                 0          117,500            0              0
Claus Wagner-Barta
Director                  2001       0           0            0                 0          105,250            0              0
Key Personnel:            2001       0           0            0                 0              0              0              0
Total:                    2001     $84,000       0            0                 0        1,425,250            0              0
Directors as a
Group                     2001     $84,000       0            0                 0        1,425,250            0              0

Chief Executive Officer Compensation:

     As of the filing date of this registration statement, Mr. Ackles' employment agreement has been approved by the Board of Directors but has not been formalized into a written document. Mr. Ackles has been granted an annual salary of $84,000.

(1)  Long Term Incentive Plans (Options)

     There are no long- term incentive plans currently in effect. However, the Board of Directors has granted the directors and officers of the Company stock options that are intended to place each director and officer in an equity position in our Company that roughly equates to their original percentage of shares owned in our Company. These options were issued on February 22, 2000 and are exercisable in whole or in part for five years from the date of issue at an exercise price of $0.52. Closing market price of Aquatic's common stock as quoted on the OTC:BB on February 22, 2000 was $.5156. The number of above options issued were 1,425,250 and are as follows:

          1.  Gary Ackles -             1,202,500
          2.  Clause Wagner-Bartuk -      117,500
          3.  Shane Kerpan -              105,250

To date none of these options have been exercised.

Compensation of Directors: Directors receive no remuneration for their services as directors at this time.

                 Certain Relationships and Related Transactions

      On February 22, 1999, the Board of Directors authorized the issuance of stock options to certain officers and directors of Aquatic. The options were vested immediately and would have expired on February 22, 2004. The exercise price was pegged at market price on the date the options were granted. These options were exercised April

13, 1999 at $0.03 per share as follows: 1) 3,250,000 shares of common stock to Gary Ackles, 2) 115,000 shares of common stock to Shane Kerpan, and 3)150,000 shares of common stock to Claus Wagner -Bartak.

     On February 22, 2000, the Board of Directors authorized and granted the issuance of stock options to certain officers and directors of Aquatic. The options were vested immediately and will be exercisable in whole or in part for five years from the date of issue. The exercise price was pegged at market price on the date the options were granted. The options granted on February 22, 2000 (at $0.52 per share) are as follows: 1) 1,202,500 shares of common stock to Gary Ackles, 2) 105,250 shares of common stock to Shane Kerpan, and 3) 117,500 shares of common stock to Claus Wagner- Bartak.

         Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth information as of the date of this Registration Statement regarding certain Ownership of Aquatic's outstanding Common Stock by all officers and directors individually, all officers and directors as a group, and all beneficial owners of more than five percent of the common stock.

Name and Address                 Shares Owned Beneficially (1)      Percent of Class
Gary J. Ackles
3498 Salmon River Bench Rd             6,855,000                         14.1%
Vernon, B.C. V1T 8Z7

Claus Wagner-Bartak
4092 Lee Highway                         435,000                         0 .9%
Arlington, VA 22207

Shane Kerpan
816 George Ann Street                    325,500                          0.7%
Kamloops, B.C. V2C 1L5

Officer/Director as a Group            7,615,500                         15.7%

(1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of the registration statement upon the exercise of options or warrants. Each of the above beneficial owner's percentage ownership is determined by including the options and/or warrants that are held by such person and which are exercisable within 60 days of the date of this registration statement. Unless otherwise indicated, the company believes that all persons named in the table have voting and investment power with respect to all shares of common stock beneficially owned by them.


                           Description of Securities

General
-------

     As of the date of this Registration Statement, the authorized capital stock of Aquatic consists of 100,000,000 shares of Common Stock, $.001 par value, of which 51,862,007 shares are issued and outstanding as of August 31, 2001, plus 10,000,000 shares of preferred stock, $0.001 par value, of which no shares are issued and outstanding. There are approximately 295 shareholders that are not in street name. The following is a description of the securities of Aquatic taken from provisions of our Company's Articles of Incorporation and By-laws, each as amended. The following description is a summary and is qualified in its entirety by the above referenced provisions of the Articles of Incorporation and
By-laws as currently in effect.   The following description includes all
material provisions of the applicable sections of the underlying documents in the summary.

Common Stock
------------

     Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders, including the election of directors. Accordingly, holders of a majority of shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election if they chose to do so. The Articles of Incorporation does not provide for cumulative voting for the election of directors. Holders of Common Stock will be entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefore, and will be entitled to receive, pro rata, all assets of the Company available for distribution to such holders upon liquidation. Holders of Common Stock have no preemptive, subscription or redemption rights. All outstanding shares of common stock are, and the shares offered hereby, upon issuance, will be, fully paid and non assessable.

Preferred Stock
---------------

     There are 10,000,000 shares of preferred stock, $0.001 par value authorized. The Articles of Incorporation provide that the Preferred stock may be issued from time to time in one or more series, the shares of each series to have voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed herein or in the resolution or resolutions providing for the issue of such series adopted by the board of directors. No Preferred Stock are issued or outstanding at this time. There are no present plans by the Company's Board of Directors to issue preferred shares or to address the rights to be assigned to such shares.

Change in Control
-----------------

     There are not provisions in the Articles of Incorporation or Bylaws that would delay, defer or prevent a change in control of Aquatic.



Penny Stock Disclosure Requirements:
-----------------------------------

     See discussion in risk factor section, page 12, with the heading "Penny Stock issues may be difficult for an investor to dispose of".

Warrants and Options:
--------------------

     On May 5, 2000, Aquatic issued a total of 250,000 warrants. Each warrant allows the holder to purchase 1 share of our common stock at an exercise price
equal to $.69 per share.   These warrants expire May 4, 2003.  The Warrant
provides that in no event shall the holder beneficially own more than 4.999% of our outstanding common stock.

     As of July 31, 2000, there were a total of 1,425,250 options outstanding to purchase Aquatic's common stock at an exercise price of $0.52 per share, which was the market price of the options on the granting date of February 22, 2000. These options expire on February 22, 2005.

     On September 29, 2000, Aquatic issued a total of 250,000 warrants. Each warrant allows the holder to purchase 1 share of our common stock at an exercise
price equal to $.69 per share.   These warrants expire September 29, 2003.  The
Warrant provides that in no event shall the holder beneficially own more than 4.999% of our outstanding common stock.

     On January 25, 2001, Aquatic issued common stock purchase warrants for the right to purchase 75,000 shares of Common Stock of AQCI at $.35 per share. These warrants expire January 25, 2004. The Warrant provides that in no event shall the holder beneficially own more than 4.999% of our outstanding common stock.

     On March 14, 2001, Aquatic issued common stock purchase warrants for the right to purchase 50,000 shares of Common Stock of AQCI at $.35 per share. These warrants expire March 14, 2004. The Warrant provides that in no event shall the holder beneficially own more than 4.999% of our outstanding common stock.

     Two days after the effectiveness of this registration statement, AQCI will issue additional common stock purchase warrants for the right to purchase 100,000 shares of Common Stock of AQCI at $.35 per share for a period up to three years of the date of issuance.

Shares Eligible for Future Sale
-------------------------------

     On the date of this offering Aquatic has 51,862,007 shares of Common Stock outstanding. Sales of a substantial number of shares of our Company's Common Stock in the public market following this offering could adversely affect the market price of the Common Stock. Aquatic is registering with this document 48,114,070 shares of common stock (of which 1,700,000 have been previously issued as restricted stock) all of which will be freely tradable without restriction or further registration under the Securities Act. This includes:
          .   23,653,094 shares representing an adjustment to the number of shares held on reserve registered on the Form SB2, filed August
              21, 2000, file number 333-44184. These reserve shares that may be needed to account for market fluctuations in the price of the common stock prior to the conversion of the debentures
          .   22,560,976 shares representing the conversion of the aggregate of
              $450,000 of 12% debentures plus estimated interest at a price of
              $.041 per share
          .   200,000 shares underlying warrants to be registered in connection with the secured convertible debenture purchase agreement
          .   1,700,000 shares of other selling shareholders.

Selling Shareholders
--------------------

     The Shares being offered for resale by our Selling Stockholders are issuable in accordance with (S) 4(2) and Rule 506 under the Securities Act of 1933, as amended (the "Securities Act"),

     The offering includes additional shares required pursuant to the secured convertible debenture purchase agreement dated May 4, 2000, originally registered on August 21, 2000 plus the secured convertible debenture purchase agreement dated January 25, 2001. Additionally, certain shares are being offered for sale by our Selling Stockholders with piggyback registration rights.

     Recent Financing

     On January 25, 2001 Securities Purchase Agreement (the "Agreement") calls for the issuance of $500,000 of 12% Convertible Debentures that can be converted into shares of common stock. This agreement was amended on September 24, 2001 reducing the issuance of 12% convertible Debentures to $450,000. Bridge funding of $150,000 has been issued on January 25, 2001 with a maturity date of January 25, 2002 and $100,000 on March 14, 2001 with a maturity date of March 14, 2002, with the remaining $200,000 in convertible debentures to be issued the second trading day after the effectiveness of this registration statement. The debentures are convertible (plus related interest expense) into the Company's common stock at the lesser of (1) $.083 per share and (2) 66.67% of the average of the lowest three inter-day prices during the twenty trading days immediately preceding the conversion date. In conjunction with the financing 125,000 warrants to purchase common stock have been issued and 100,000 warrants to purchase shares of common stock are to be issued the second trading day after the effectiveness of this registration statement.

     Certain terms and conditions must be met at the time of the closing of the $200,000 convertible debenture that is to be to be issued within two trading
 -------
days after the effective date of this registration statement. These terms and conditions are summarized as follows:

        . The representations and warranties given by the company are still valid at the time of funding i.e.,
                v) Aquatic is in good standing under the laws of the state of Nevada,
                vi) the financing transaction is property authorized by the Aquatic Board of Directors and that the debentures are issued free of encumbrances,
                vii) that there are adequate authorized shares available to convert the debentures as provided by the financing agreement,
                viii) all disclosures provided by Aquatic regarding Aquatic, its business and the current financing are true and Aquatic did not omit any statement that an investor may find significant.
        . The registration statement shall be declared effective within ninety days of filing,
        . Aquatic has not broken any laws or incurred any other event which would prevent this registration statement from becoming effective,
        . The trading of Aquatic's stock on the OTC Bulletin Board has not been suspended,
        . Aquatic has not had in excess of 33% of its voting securities acquired.


     The warrants to be issued are each exercisable at an exercise price per share of $0.35. Interest on the debentures is payable on a quarterly basis on March 31, June 30, September 30 and December 31 of each year while such debentures are outstanding and on each date of conversion, whichever occurs earlier. Interest may be paid, at our option, in cash or common stock. Any debentures outstanding one year after execution, automatically convert into shares of our common stock at the then applicable conversion price unless, there is not an effective registration statement covering the underlying securities, or there are not enough shares authorized or reserved for issuance of the shares upon conversion. The debentures are redeemable under certain circumstances.

     Each holder of the 12% convertible debenture may not convert its securities into shares of the Company's common stock if after the conversion, such holders, together with any of its affiliates, would beneficially own over 4.999% of the outstanding shares of the Company's common stock. This percent ownership restriction may be waived by each holder on not less than 61 days' notice to the Company. Since the number of shares of the Company's common stock issuable upon conversion of the debentures will change based upon fluctuations of the market price of the Company's common stock prior to a conversion, the actual number of shares of the Company's common stock that will be issued under the debentures, and consequently the number of shares of the Company's common stock that will be beneficially owned by AJW Partners and New Millennium Capital Partners II cannot be determined at this time. Because of this fluctuating characteristic, we agreed to register a number of shares of the Company's common stock that exceeds the number of the Company's shares of common stock currently beneficially owned by AJW Partners and New Millennium Capital Partners II. The number of shares of the Company's common stock listed in the table below as being beneficially owned by AJW Partners and New Millennium Capital Partners II includes the shares of the Company's common stock that are issuable to AJW Partners and New Millennium Capital Partners subject to the 4.999% limitation, upon conversion of their debentures and exercise of their warrants. However, the 4.999% limitation would not prevent AJW Partners and New Millennium Capital Partners from acquiring and selling in excess of 4.999% of the Company's common stock through a series of conversions and sales under the debentures and acquisitions and sales under the warrants.


                              SELLING SHAREHOLDERS

     The table below sets forth information concerning the resale of shares of Common Stock by the Selling Stockholders. We will not receive any proceeds from the resale of the common stock by the Selling Stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the Selling Stockholders, none of the Selling Stockholders will continue to own any shares of our Common Stock.

     The following table also sets forth the name of each person who is offering shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

                                                Shares Beneficially                   Shares           Shares Beneficially Owned
                                                Owned                                 Offered          After Offering
Selling                                         Prior to the                          For              If All Offered
Stockholder                                     Offering                              Sale             Shares Are Sold
------------                                    ----------------------------------    ------------     -------------------------
                                                Number of Shares    Percentage (4)                     Number of Shares   Percentage

AJW Partners, LLC (1)(6)                        4,447,935  (3)        4.999%           23,207,035 (5)         0                 0%
New Millennium Capital Partners, LLC (2)6)      4,447,935  (3)        4.999%           23,207,035 (5)         0                 0%
Creative Advertising (7)                          850,000             0.850%              850,000             0                 0%
     Consultants
B&M                  (7)                          850,000             0.850%              850,000             0                 0%


     The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the debentures and exercise of the debenture warrants is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

     No Selling Stockholder has held any position or office, or has had any material relationship with us or any of our affiliates within the past three years.

     None of the selling shareholders are broker-dealers or affiliates of broker-dealers.


(1) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Mr. Corey S. Ribotsky may be deemed a control person of the shares owned by such entity. AJW Partners, LLC is a private investment fund that is owned by all its investors and managed by SMS Group, LLC of which Corey S. Ribotsky is the fund manager.

(2) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Mr. Glenn A. Arbeitman and Mr. Corey S. Ribotsky may be deemed control persons of the shares owned by such entity. New Millennium Capital Partners II, LLC is a private investment fund that is owned by all its investors and managed by First Street Manager II, LLC, of which Mr. Glenn
     A. Arbeitman and Mr. Corey S. Ribotsky are the fund managers.

(3) Includes the right to shares of our common stock issuable to AJW Partner and New Millennium Capital Partners II, LLC, subject to the 4.999% limitation, upon conversion of its debentures and exercise of its warrants. Includes 414,692 prior shares owned by AJW Partners, LLC and 414,692 prior shares owned by New Millennium Capital Partners II, LLC.

(4)  Percentages are based on 99,533,851 shares of our common stock outstanding
     (includes the shares in this Offering)           as of June 7, 2001.

(5) Pursuant to the Registration Rights Agreement between us and the debenture holders, we are required to register such number of shares of common stock equal to the sum of (i) 200% of the number of shares of common stock issuable upon conversion in full of their debentures, assuming for such purposes that all interest is paid in shares of our common stock, that the Debentures are outstanding for one year and that such conversion occurred at a price as specified in the debentures respective agreements and (ii) the number of shares of Common Stock issuable upon exercise in full of the warrants. As a result of the contractual agreement not to exceed 4.99% beneficial ownership, the selling shareholder does not believe it is a control person as defined in the Securities Exchange Act of 1934 or is required to file a Schedule 13D.

(6) Independent third party who invested in our January 25, 2001 bridge financing. In connection with our bridge financing of $250,000, we issued convertible debentures and warrants to purchase 125,000 shares of our common stock. The selling shareholder is deemed an "underwriter" within the meaning of Section 2(11) of the Securities Act of 1933.

(7) Represents shares issued for services performed. The principal of these companies is Ted Klar.


                              Plan of Distribution

     The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. There is no assurance that the selling stockholders will sell any or all of the common stock in this offering. The selling stockholders may use any one or more of the following methods when selling shares:

  . Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers.

  . Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction.

  . Purchases by a broker-dealer as principal and resale by the broker-dealer for its own account.

  .  An exchange distribution following the rules of the applicable exchange

  .  Privately negotiated transactions

  .  Short sales or sales of shares not previously owned by the seller

  . Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share

  .  A combination of any such methods of sale any other lawful method

The selling stockholders may also engage in:

  . Short selling against the box, which is making a short sale when the seller already owns the shares.

   . Other transactions in our securities or in derivatives of our securities and the subsequent sale or delivery of shares by the stockholder.

  . Pledging shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer to sell the pledged shares.

     Broker-dealers engaged by the selling stockholders may arrange for other
brokers-dealers to participate in sales.   Broker-dealers may receive
commissions or discounts from selling stockholders in amounts to be negotiated. If any broker-dealer acts as agent for the purchaser of shares, the broker-dealer may receive commission from the purchaser in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be considered to be "underwriters" within the meaning
of the Securities Act for such sales.   An underwriter is a person who has
purchased shares from an issuer with a view towards distributing the shares to the public. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act.

     Because the following selling shareholders are "underwriters" within the
                                                ------------------
meaning of Section 2(11) of the Securities Act, they will be subject to the prospectus delivery requirements:

      .  AJW Partners, LLC
      .  New Millennium Capital Partners, LLC

     We are required to pay all fees and expenses incident to the registration of the shares in this offering. However, we will not pay any commissions or any other fees in connection with the resale of the common stock in this offering. We have agreed to indemnify the selling shareholders and their officers, directors, employees and agents, and each person who controls any selling shareholder, in certain circumstances against certain liabilities, including liabilities arising under the Securities Act. Each selling shareholder has agreed to indemnify the Company and its directors and officers in certain circumstances against certain liabilities, including liabilities arising under the Securities Act.

     If we are notified by the selling stockholder that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

                               Legal Proceedings

     Our Company is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against the Company has been threatened.


                                    Experts

     Our financial statements as at May 31, 2001 and 2000 and for the years ended May 31, 2001 and 2000 included in this prospectus have been audited by KPMG LLP, independent public accountants, as stated in their report also
                                                                    ----
included herein and has been included in reliance upon such opinion, and upon
                                                                     ---
their authority as experts in accounting and auditing.


                                 Legal Matters

     Legal matters concerning the validity of the issuance of shares of common stock offered in this registration statement was passed upon by Owen Naccarato, attorney at law. Owen Naccarato does not beneficially own any shares of the company.

                          Other available information

     Aquatic is subject to the reporting requirements of the Securities and Exchange Commission (the "commission"). We file periodic reports, proxy statements and other information with the commission under the Securities Exchange Act of 1934.

     Aquatic has filed a registration statement on Form SB-2 under the Securities Act of 1933 Act with the Commission in connection with the securities
offered by this prospectus.   You may inspect without charge, and copy our
filings, at the public reference room maintained by the Commission at 450 Fifth
Street, N.W. Washington, D.C.  20549.   Copies of this material may also be
obtained from the Public Reference Section of the Commission at 450 Fifth
Street, N.W. Washington, D.C.  20549, at prescribe rates.   Information about
the public reference room is available from the commission by calling 1-800-SEC-0330.

     The commission maintains a web site on the Internet that contains reports, proxy and information statements and other information regarding issuers that
file electronically with the commission.   The address of the site is
www.sec.gov.   Visitors to the site may access such information by searching the
-----------
EDGAR archives on this web site.

                                Indemnification

     Aquatics Articles of Incorporation do not specifically address indemnification of directors and officers, except to make a general reference that the directors "may exercise all rights, powers, and privileges conferred upon similar corporations organized under and by virtue of the laws of the State of Nevada." Sections 78.751 and 78.752 of the Nevada Revised Statutes permit a corporation to indemnify, among others, any officer or director against certain liabilities under specified circumstances, and to purchase and maintain insurance on behalf of its officers and directors.

     Consistent with the overall scope of Section78.751 of the Nevada Revised Statutes, Article VI of Aquatic's Bylaws, included in Exhibit 3.2 hereto and incorporated herein by reference, provides, in general, that any director or officer of Aquatic who is the subject of or a participant in a threatened, pending or completed legal action by reason of the fact that such individual is or was a director or officer shall be indemnified and held harmless by Aquatic from and against the consequences of such action if it is determined that he acted in good faith and reasonably believed (i) his conduct was in Aquatic's best interest, (ii) in all other cases, that his conduct was not opposed to the best interests of the Company, and (iii) with respect to criminal proceedings, that he had no reasonable cause to believe his conduct was unlawful; provided that if it is determined that such person is liable to Aquatic or is found liable on the basis that personal benefit was improperly received by such person, the indemnification is limited to reasonable expenses actually incurred by such person in connection with the legal action and shall not be made in respect of any legal action in which such person shall have been found liable for willful or intentional misconduct in the performance of his duty to Aquatic. Any indemnification (unless ordered by a court of competent jurisdiction) shall be made by Aquatic only upon a determination that indemnification of such person is proper in the circumstances by virtue of the fact that it shall have been determined that such person has met the applicable standard of conduct.

     The Bylaws also provide that reasonable expenses, including court costs and attorneys' fees, incurred by officers and directors in connection with a covered legal action shall be paid by Aquatic at reasonable intervals in advance of the final disposition of such action, upon receipt by Aquatic of a written affirmation by such person of his good faith belief that he has met the standard of conduct necessary for indemnification, and a written undertaking by or on behalf of such person to repay the amount paid or reimbursed by Aquatic if it is ultimately determined that he is not entitled to be indemnified.

     The Board of Directors of Aquatic may also authorize Aquatic to indemnify employees or agents of Aquatic, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to directors and officers of Aquatic. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

     The Bylaws also provide that the Company has the power and authority to purchase and maintain insurance or other arrangements on behalf of any director, officer, employee, or agent of Aquatic or any affiliate of Aquatic on similar terms as those described in Section 78.752 of the Nevada Revised Statutes. Aquatic's Articles of Incorporation relieve its directors from liability for
monetary damages to the full extent permitted by Nevada law.    Sections 78.751
and 78.752 of the General Corporation Law of the State of Nevada authorize a corporation to indemnify, among others, any officer or director against certain liabilities under specified circumstances, and to purchase and maintain insurance on behalf of its officers and directors.

                              Financial Statements

Our Financial Statements begin on page F-1

                      Consolidated Financial Statements of

                               AQUATIC CELLULOSE
                              INTERNATIONAL CORP.

                             May 31, 2001 and 2000
                            August 31, 2001 and 2000

                     Index To Audited Financial Statements


Independent Auditors' Report

Consolidated Balance Sheets as of May 31, 2001 and 2000

Consolidated Statements of Loss for the years ended May 31, 2000 and 1999

Consolidated Statement of Stockholders' Equity (Deficiency) and Comprehensive
  Loss for the years ended May 31, 2001 and 2000

Consolidated Statements of Cash Flows for the years ended May 31, 2001 and 2000

Notes to Consolidated financial Statements




Unaudited Consolidated Balance Sheets as of August 31, 2001 and May 31, 2001

Unaudited Consolidated Statements of Loss for the Quarters ended August 31, 2001 and 2000

Unaudited Consolidated Statement of Stockholders' Deficiency and Comprehensive
  Loss for the Quarter ended August 31, 2001

Unaudited Consolidated Statements of Cash Flows for the Quarters ended
  August 31, 2001 and 2000

Notes to Unaudited Consolidated financial Statements

AUDITOR'S REPORT TO THE STOCKHOLDERS

We have audited the consolidated balance sheets of Aquatic Cellulose International Corp. as at May 31, 2001 and 2000 and the consolidated statements of loss, stockholders' (deficiency) equity and comprehensive loss and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above, present fairly, in all material respects, the financial position of the Company as at May 31, 2001 and 2000 and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1(a) to the consolidated financial statements, the Company has a working capital deficiency of $467,287 as at May 31, 2001 and has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also discussed in note 1(a). The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The consolidated financial statements for the years ended May 31, 2001 and May
------------------------------------------------------------------------------
31, 2000 have been restated from those previously presented as explained in note
--------------------------------------------------------------------------------
1(o)
----



"signed KPMG LLP"

Chartered Accountants


Kelowna, Canada

August 3, 2001

AQUATIC CELLULOSE INTERNATIONAL CORP.

Consolidated Balance Sheets
& United States

May 31, 2001 and 2000

=============================================================================================================================
                                                                                               2001                    2000
-----------------------------------------------------------------------------------------------------------------------------
                                                                                            (Restated               (Restated
                                                                                            ----------              note 1(o))

                                                                                            note 1(o))
                                                                                            ----------
Assets

Current assets
      Cash                                                                               $      19,892          $     271,864
      Accounts receivable, net of allowance for doubtful accounts
         of $nil (2000 - $nil)                                                                  54,963                 43,338
                                                                                                                       ------
      Inventory (note 2)                                                                       199,892                222,092
                                                                                                                      -------
      Deferred financing costs                                                                  19,364                 73,671
-----------------------------------------------------------------------------------------------------------------------------
                                                                                               294,111                610,965
                                                                                                                      -------

Advance on equipment purchase (note 6(a))                                                      100,000                     -

Fixed assets (note 3)                                                                           10,357                  4,228

-----------------------------------------------------------------------------------------------------------------------------
                                                                                         $     404,468          $     615,193
                                                                                                                      -------
=============================================================================================================================

Liabilities and Stockholders' (Deficiency) Equity

Current liabilities
      Accounts payable and accrued liabilities                                           $     186,581          $     167,685
      Convertible debentures payable (note 4)                                                  574,817                382,031
-----------------------------------------------------------------------------------------------------------------------------
                                                                                               761,398                549,716
Stockholders' (deficiency) equity
      Capital stock
                10,000,000 preferred shares, issuable in series, with
                           a par value of $0.001 per share authorized
               100,000,000 common shares with a par value of $0.001
                           per share authorized, 47,019,315 shares issued
                           (May 31, 2000 - 37,425,985 shares issued)                            47,019                 37,426
      Additional paid-in capital                                                             4,073,808              2,527,608
      Deficit                                                                               (4,512,813)            (2,542,584)
                                                                                                                   ----------
      Accumulated other comprehensive income
            Foreign currency translation adjustment                                             35,056                 43,027
-----------------------------------------------------------------------------------------------------------------------------
                                                                                              (356,930)                65,447
                                                                                                                       ------
Commitments (note 6)
Subsequent events (note 8)
-----------------------------------------------------------------------------------------------------------------------------
                                                                                         $     404,468          $     615,193
                                                                                                                      -------
=============================================================================================================================

See accompanying notes to consolidated financial statements

On behalf of the Board:

                       Director
----------------------

                       Director
----------------------

AQUATIC CELLULOSE INTERNATIONAL CORP.

Consolidated Statements of Loss
$ United States

Years ended May 31, 2001 and 2000

=======================================================================================================================
                                                                                          2001                 2000
-----------------------------------------------------------------------------------------------------------------------
                                                                                       (Restated            (Restated
                                                                                       ---------
                                                                                       note 1(o))           note 1(o))
                                                                                       ----------
Sales                                                                             $     280,042          $      127,650
                                                                                                                -------
Cost of sales                                                                           750,926                 125,735
AQUATIC CELLULOSE INTERNATIONAL CORP.
                                                                                        -------                 -------
-----------------------------------------------------------------------------------------------------------------------
                                                                                       (470,884)                  1,915
                                                                                       ---------                  -----

Expenses
      Amortization                                                                        2,647                   1,904
      Financing fees and interest                                                       769,423                 375,160
      Engineering design                                                                    -                    60,693
      Selling, general and administrative                                               727,275                 851,949
      -----------------------------------------------------------------------------------------------------------------
                                                                                      1,499,345               1,289,706
                                                                                      ---------

-----------------------------------------------------------------------------------------------------------------------
Loss for the year                                                                 $  (1,970,229)         $   (1,287,791)
                                                                                     -----------             ----------
=======================================================================================================================

Weighted average number of shares                                                    40,762,532              36,842,267

Loss per share - basic and diluted                                                $      (0.05)          $       (0.03)
=======================================================================================================================


See accompanying notes to consolidated financial statements.

AQUATIC CELLULOSE INTERNATIONAL CORP.

Consolidated Statement of Stockholders' (Deficiency) Equity and Comprehensive
  Loss
$ United States

Years ended May 31, 2001 and 2000

===================================================================================================================================
                                                                                                     Accumulated              Total
                                                                      Additional                           Other      Stockholders'
                                           Number        Capital         Paid-in                   Comprehensive             Equity
                                        of Shares          Stock         Capital      Deficit             Income       (Deficiency)
-----------------------------------------------------------------------------------------------------------------------------------
Balance, May 31, 1999                  36,603,985    $    36,604   $   1,524,430   $  (1,254,793)    $     34,565     $     340,806

Issued for cash (note 6(b))               100,000            100          49,900             -                -              50,000
Issued for services (note 5(a))           722,000            722         462,978             -                -             463,700
Financing cost of warrants
  granted in conjunction with
  convertible debentures
  (note 4)                                    -              -           122,500             -                -             122,500
Beneficial conversion
  feature of convertible
  debentures payable
  (note 4)                                    -              -           367,800             -                -             367,800
-----------------------------------------------------------------------------------------------------------------------------------
                                       37,425,985         37,426       2,527,608      (1,254,793)          34,565         1,344,806
Comprehensive income:
  Loss                                        -              -               -        (1,287,791)             -          (1,287,791)
                                                                                      -----------                        ----------
  Foreign currency
    translation adjustment                    -              -               -               -              8,462             8,462
-----------------------------------------------------------------------------------------------------------------------------------
Comprehensive income
  (loss)                                                                                                                 (1,279,329)

                                                                                                                         ----------


-----------------------------------------------------------------------------------------------------------------------------------

Balance, May 31, 2000                  37,425,985         37,426       2,527,608      (2,542,584)          43,027            65,477
                                                                                      -----------                            ------

Issued for services (note 5(a))         2,287,000          2,287         309,242             -                -             311,529
Issued for settlement of
  accounts payable and
  accrued liabilities (note 5(a))         227,000            227         133,273             -                -             133,500
Issued upon conversion
  of debentures                         6,117,422          6,117         563,083             -                -             569,200
Issued for share subscriptions
  received in 2000 (note 6(b))            100,000            100            (100)            -                -                 -
Issued in lieu of cash
  payment of interest on
  convertible debentures
  payable                                 861,908            862          62,255             -                -              63,117
Share issue costs                             -              -           (24,553)            -                -             (24,553)

Financing cost of warrants
  granted in conjunction with
  convertible debentures
  (note 4)                                    -              -            55,000             -                -              55,000
Beneficial conversion
  feature of convertible
  debentures payable
  (note 4)                                    -              -           448,000             -                -             448,000
-----------------------------------------------------------------------------------------------------------------------------------
                                       47,019,315         47,019       4,073,808      (2,542,584)          43,027         1,621,270
                                                                                      -----------                         ---------
Comprehensive loss:
  Loss                                        -              -               -        (1,970,229)             -          (1,970,229)
                                                                                      -----------                        ----------

  Foreign currency
    translation adjustment                    -              -               -               -             (7,971)           (7,971)

-----------------------------------------------------------------------------------------------------------------------------------
Comprehensive loss                                                                                                       (1,978,200)

                                                                                                                         ----------
-----------------------------------------------------------------------------------------------------------------------------------
Balance, May 31, 2001                  47,019,315    $    47,019   $   4,073,808  $   (4,512,813)    $     35,056     $    (356,930)

===================================================================================================================================

See accompanying notes to consolidated financial statements.

AQUATIC CELLULOSE INTERNATIONAL CORP.

Consolidated Statements of Cash Flows
$ United States

Years ended May 31, 2001 and 2000

=====================================================================================================================
                                                                                       2001                  2000
---------------------------------------------------------------------------------------------------------------------
                                                                                    (Restated             (Restated
                                                                                    ---------
                                                                                    note 1(o))           note 1(o))
                                                                                    ----------
Operating activities
      Loss for the year                                                         $  (1,970,229)         $   (1,287,791)
                                                                                 -------------          -------------
      Non-cash items
            Amortization                                                                2,647                   1,904
            Amortization of deferred financing costs                                  176,807                   2,829
            Common stock issued for services                                          311,529                 463,700
            Amortization of beneficial conversion feature of
              convertible debentures                                                  362,258                 367,800
            Common stock issued in lieu of cash payment
              of interest on convertible debentures                                    63,117                     -
            Amortization of financing cost of warrants                                152,728                   4,531
      Increase in accounts receivable                                                 (11,625)                (35,604)
                                                                                                              --------
      Decrease (Increase) in inventory                                                 22,200                (222,092)
      -------------------                                                              ------                ---------
      Increase in accounts payable and accrued liabilities                            152,396                 143,625
---------------------------------------------------------------------------------------------------------------------
                                                                                     (738,172)               (561,098)
Financing activities
      Issuance of capital stock                                                           -                    50,000
      Receipt of share subscriptions receivable                                           -                   250,000
      Share issue costs                                                               (24,553)                    -
      Issuance of debentures                                                          750,000                 500,000
      Financing costs                                                                (122,500)                (76,500)
---------------------------------------------------------------------------------------------------------------------
                                                                                      602,947                 723,500
Investing activities
      Purchase of fixed assets                                                         (8,776)                    -
      Advance on equipment purchase                                                  (100,000)                    -
---------------------------------------------------------------------------------------------------------------------
                                                                                     (108,776)                    -

Effect of exchange rate changes on cash balances                                       (7,971)                  8,556
---------------------------------------------------------------------------------------------------------------------
(Decrease) increase in cash                                                          (251,972)                170,958

Cash, beginning of year                                                               271,864                 100,906
---------------------------------------------------------------------------------------------------------------------
Cash, end of year                                                               $      19,892          $      271,864
=====================================================================================================================

Interest paid                                                                             -                       -
Income taxes paid                                                                         -                       -

Non-cash financing activities
      Common shares issued for services                                         $     311,529          $      463,700
      Common shares issued for settlement of accounts payable
         and accrued liabilities                                                      133,500                     -
      Common shares issued upon conversion of debentures                              569,200                     -
      Common shares issued in lieu of cash payment of interest
         on convertible debentures payable                                             63,117                     -
      Fair value assigned to warrants issued in conjunction with
         convertible debentures                                                        55,000                 122,500
=====================================================================================================================

See accompanying notes to consolidated financial statements

AQUATIC CELLULOSE INTERNATIONAL CORP.

Notes to Consolidated Financial Statements
$ United States

Years ended May 31, 2001 and 2000

================================================================================

Aquatic Cellulose International Corp. (the "Company") was incorporated under the laws of the State of Nevada. The Company's principal activity is the procurement of contracts for the harvest and salvage of submerged timber and the sale of lumber produced from such timber. During 2001, the Company had sales to United States customers of $192,357 (2000 - $37,025) and Brazil customers
                                             ------
aggregating $87,685 (2000 - $90,625).

1. Significant accounting policies:

   a)  Going concern

       These financial statements have been prepared on the going concern basis, which assumes the realization of assets and liquidation of liabilities and commitments in the normal course of business. As at May 31, 2001, the Company had a working capital deficiency of $467,287, a deficit of $4,512,813 and has suffered recurring losses from operations. The application of the going concern concept is dependent on the Company's ability to generate future profitable operations and receive continued financial support from its shareholders and other investors. These consolidated financial statements do not give effect to any adjustments should the Company be unable to continue as a going concern and, therefore, be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts differing from those reflected in the consolidated financial statements. Management plans to obtain sufficient working capital from operations and external financing to meet the Company's liabilities and commitments as they become payable over the next twelve months. There can be no assurance that management's plans will be successful. Failure to obtain sufficient working capital from operations and external financing will cause the Company to curtail operations.

   b)  Basis of presentation

       The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Aquatic Cellulose Ltd. All significant intercompany balances and transactions have been eliminated.

  c)   Translation of financial statements

       The Company's functional currency is the United States dollar. The Company's subsidiary, Aquatic Cellulose Ltd., operates in Canada and its operations are conducted in Canadian currency. However, its functional currency has been determined to be the United States dollar. The method of translation applied is as follows:

       i) Monetary assets and liabilities are translated at the rate of exchange in effect at the balance sheet date, being US $1.00 per Cdn $1.5361 (May 31, 2000 -$1.4965).
       ii) Non-monetary assets and liabilities are translated at the rate of exchange in effect at the date the transaction occurred.
       iii) Revenues and expenses are translated at the rate of exchange in effect at the transaction date.
       iv) The net adjustment arising from the translation is included in the consolidated statement of loss.

AQUATIC CELLULOSE INTERNATIONAL CORP.

Notes to Consolidated Financial Statements, page 2
$ United States

Years ended May 31, 2001 and 2000

================================================================================

1.  Significant accounting policies (continued):

    c)  Translation of financial statements (continued)

        To November 30, 2000, the functional currency of Aquatic Cellulose Ltd. was the Canadian dollar. Accordingly, the net adjustment to November 30, 2000 arising from the translation of Canadian dollar operations into United States dollars has been recorded as a translation adjustment which is included in accumulated other comprehensive income.

    d)  Inventory

        Inventory is recorded at the lower of cost, determined on a first in, first out basis, and net realizable value. Cost includes costs of materials, labour and manufacturing overhead.

    e)  Fixed assets

        Fixed assets are recorded at cost. The carrying values of fixed assets are reviewed on a regular basis for the existence of facts and circumstances, both internally and externally, that may suggest impairment. To date, no such impairment has been indicated. Amortization is provided using the following methods and annual rates which are intended to amortize the cost of assets over their estimated useful life:

        =================================================================
        Asset                            Method                      Rate
        -----------------------------------------------------------------
        Computer equipment               Declining balance            30%
        Furniture and equipment          Declining balance            20%
        Leasehold improvements               Straight-line            20%
        -----------------------------------------------------------------

    f)  Warrants issued in conjunction with convertible debt

        The Company allocates the proceeds received from convertible debt between the liability and the warrants issued in conjunction with the debt, based on their relative fair values, at the time of issuance. The amount allocated to the warrants is recorded as additional paid in capital and as a discount to the related convertible debt. The discount is amortized to interest expense on a yield basis over the term of the related convertible debt.

    g)  Revenue recognition

        The Company recognizes sales when goods are shipped and the title and the risks and rewards of ownership have been transferred from the Company to the customer.

    h)  Management estimates

        The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. Actual results could differ from those estimates.

AQUATIC CELLULOSE INTERNATIONAL CORP.

Notes to Consolidated Financial Statements, page 3
$ United States

Years ended May 31, 2001 and 2000

================================================================================

1.  Significant accounting policies (continued):

    h)  Management estimates (continued)

        The collectibility of accounts receivable and the determination of the lower of cost and net realizable value of inventory are based on management estimates. Management reviews its estimates on a quarterly basis and, where necessary, makes adjustments prospectively.

    i)  Financial instruments

        The fair values of the Company's cash, accounts receivable and accounts payable and accrued liabilities approximate their carrying values due to the relatively short periods to maturity of the instruments. The fair value of the convertible debentures payable approximates their carrying amount due to the fixed interest rate of the debentures closely approximating floating rates at the financial statement date.

    j)  Loss per share

        Basic loss per share has been calculated using the weighted average number of shares outstanding during the period. The dilutive effect of outstanding warrants (note 4) and stock options (note 5(b)) has not been calculated as their effect on basic loss per share would be antidilutive. As the Company has a loss in each period presented, basic and diluted loss per share are the same.

    k)  Stock option plan

        The Company applies APB Opinion No. 25 in accounting for stock options granted to employees whereby compensation cost is recorded only to the extent that the market price exceeds the exercise price at the date of grant. Options granted to non-employees are accounted for at their fair value at the date the related services are provided.

    l)  Income taxes

        Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. When it is not considered to be more likely than not that a deferred tax asset will be realized, a valuation allowance is provided for the excess.

        Although the Company has consolidated loss carryforwards of approximately $2,600,000, no amount has been reflected on the balance sheet for deferred income taxes as the deferred income tax asset has been fully offset by a valuation allowance.

AQUATIC CELLULOSE INTERNATIONAL CORP.

Notes to Consolidated Financial Statements, page 4
$ United States

Years ended May 31, 2001 and 2000

================================================================================

1.  Significant accounting policies (continued):

    m)  Commitments and contingencies

        Liabilities for loss contingencies, including environmental remediation costs, arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. Recoveries from third parties which are probable of realization are separately recorded, and are not offset against the related environmental liability, in accordance with Financial Accounting Standards Board Interpretation No. 39, "Offsetting of Amounts Related to Certain Contracts."

    n)  New accounting pronouncement

        In June, 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." Adoption of this standard is not expected to materially impact the Company's results of operations or financial position as, to date, the Company has not entered into any derivative instruments.

    o)  Restatement of comparative figures

        The May 31, 2000 comparative figures have been restated to account for a beneficial conversion feature on the convertible debentures issued during 2000 (note 4), and the deferral and amortization of financing costs related to the debentures. Accordingly, the 2000 financial statements have been adjusted as follows:

        ======================================================================
        Consolidated balance sheet

        Increase in deferred financing costs                        $   73,671
        Decrease in convertible debentures payable                     117,969
        Increase in additional paid in capital                        (490,300)
        Decrease in Accounts Receivable                               (225,475)
        ----------------------------------------------------------------------
        Increase in Inventory                                          222,092
        ----------------------------------------------------------------------
        Increase in deficit                                         $ (302,043)
                                                                     ---------
        ======================================================================

       The loss for 2000 increased by $302,043 due to an increase in financing
                                      ---------------
       fees and interest of $298,660, and reductions of sales of $225,475 and
                                    --------------------------------------------
       cost of sales of $222,092.
       ---------------------

       There was no change to 2000 basic and diluted loss per share.

       Due to the reversal of the previously recognized revenue, a bad debts
       ---------------------------------------------------------------------
       expense previously recorded in 2001, which related to the accounts
       ------------------------------------------------------------------
       receivable arising from the same planned sale of logs has also been
       -------------------------------------------------------------------
       reversed.  This adjustment has impacted cost of sales recognized related
       -------------------------------------------------------------------------
       to revenue in fiscal 2001
       ----------------------

       There was no change to 2001 or 2000 net cash flows from operations,
                              ------      ---
       financing or investing activities.

    p) Significant customers

       The Company earned revenues from customers representing 10% or more of the Company's consolidated revenue as follows:

         ======================================
                              2001         2000
         --------------------------------------
         Customer A        $ 156,063      $   -
         Customer B           36,294          -
         Customer C           28,319          -

Aquatic Cellulose International Corp.
================================================================================


Notes to Consolidated Financial Statements, page 5
$ United States

Years ended May 31, 2001 and 2000

================================================================================


2.    Inventory:

      ==========================================================================

                                                        2001              2000
      --------------------------------------------------------------------------

                                                    (Restated          (Restated
                                                 ---------------       ---------
                                                    note 1(o))        note 1(o))
                                                 ---------------      ----------

      Logs                                       $      91,982      $    222,092
                                                                         -------
      Rough cut lumber                                 107,910                -
      --------------------------------------------------------------------------
                                                 $     199,892      $    222,092
                                                                         -------
      ==========================================================================



3.    Fixed assets:

      ==========================================================================

                                                                            2001
      --------------------------------------------------------------------------

                                                   Accumulated          Net book
                                      Cost        amortization             value
      --------------------------------------------------------------------------

                                                                       (Restated
                                                                      note 1(o))

      Computer equipment        $     3,931      $       2,067      $      1,864
      Furniture and equipment        11,701              3,208             8,493
      Leasehold improvements          4,853              4,853               -
      --------------------------------------------------------------------------
                                $    20,485      $      10,128      $     10,357
      ==========================================================================



      ==========================================================================

                                                                            2000
      --------------------------------------------------------------------------

                                                   Accumulated          Net book
                                       Cost       amortization             value
      --------------------------------------------------------------------------

                                                                       (Restated
                                                                      note 1(o))

      Computer equipment        $     2,287      $       1,620      $        667
      Furniture and equipment         4,569              1,977             2,592
      Leasehold improvements          4,853              3,884               969
      --------------------------------------------------------------------------
                                $    11,709      $       7,481      $      4,228
      ==========================================================================

4.    Convertible debentures payable:

      Convertible debentures payable bear interest at 12%, due on a quarterly basis, and are secured by a first priority interest in the Company's accounts receivable, inventory, fixed assets and general intangibles. The debentures due on May 4, 2002 and September 29, 2001, aggregating $525,800 at May 31, 2001, are convertible into the Company's common shares at the lesser of $0.60 per share and 70% of the average of the lowest three inter-day sales prices during the twenty trading days immediately preceding the conversion date. The remaining $155,000 of the debentures at May 31, 2001 are convertible into common shares at the lesser of $0.083 per share and 67.67% of the average of the lowest three inter-day sales prices during the twenty days immediately preceding the conversion date. If unpaid when due, $525,800 of the debentures will automatically convert to common shares. The remaining $155,000 of the debentures do not automatically convert to common shares on their due dates.

AQUATIC CELLULOSE INTERNATIONAL CORP.

Notes to Consolidated Financial Statements, page 6
$ United States

Years ended May 31, 2001 and 2000
================================================================================

4.    Convertible debentures payable (continued):

      The debentures are due as follows:

      ==============================================================================
                             Outstanding                                Outstanding
      Due Date               May 31, 2000       Issued      Converted   May 31, 2001
      ------------------------------------------------------------------------------
      May 4, 2002               $ 500,000     $      --      $(474,200)    $  25,800
      September 29, 2001               --       500,000             --       500,000
      January 25, 2002                 --       150,000        (95,000)       55,000
      March 14, 2002                   --       100,000             --       100,000
      ------------------------------------------------------------------------------
                                $ 500,000     $ 750,000      $(569,200)      680,800
      ================================================================
      Unamortized discount related to warrants granted in conjunction
       with the issuance of the convertible debentures payable               (20,241)
      Unamortized discount related to beneficial conversion option on
      the convertible debentures payable                                     (85,742)
                                                                            --------
                                                                            $574,817
                                                                            ========
      ==============================================================================
                             Outstanding                                Outstanding
      Due Date               May 31, 1999       Issued      Converted   May 31, 2000
      ------------------------------------------------------------------------------
      May 4, 2002               $      --     $ 500,000      $      --     $ 500,000
      ================================================================
      Unamortized discount related to warrants granted in conjunction
       with the issuance of the convertible debentures payable              (117,969)
                                                                           ---------
                                                                           $ 382,031
                                                                           =========

      In conjunction with the above debentures, the Company granted the following common share purchase warrants to the debenture holders:

      ====================================================================================
                            Price per     Outstanding                          Outstanding
      Expiry Date               share    May 31, 2000    Issued   Exercised   May 31, 2001
      ------------------------------------------------------------------------------------
      May 4, 2003               $0.69         250,000        --          --        250,000
      September 29, 2003        $0.69              --   250,000          --        250,000
      January 25, 2004          $0.35              --    75,000          --         75,000
      March 14, 2004            $0.35              --    50,000          --         50,000
      ------------------------------------------------------------------------------------
                                              250,000   375,000          --        625,000

      ====================================================================================
      ====================================================================================
                            Price per     Outstanding                          Outstanding
      Expiry Date               share    May 31, 1999    Issued   Exercised   May 31, 2000
      ------------------------------------------------------------------------------------
      May 4, 2003               $0.69              --   250,000          --        250,000
      ====================================================================================

AQUATIC CELLULOSE INTERNATIONAL CORP.

Notes to Consolidated Financial Statements, page 7
$ United States

Years ended May 31, 2001 and 2000
================================================================================

4.    Convertible debentures payable (continued):

      The convertible debentures contain a beneficial conversion feature as the debenture holders were granted common share purchase warrants and the debentures are convertible into common shares at prices that are less than the market price at the date of issuance, both of which result in the convertible debentures initially being recorded at a carrying amount which is less than their face value. The debenture proceeds attributable to the warrants was estimated to be $55,000 (2000 - $122,500). The fair value of the debenture proceeds attributable to the warrants was determined using the Black Scholes method using the following assumptions: the three year life of the warrants, volatility factor of 115%, risk free rate of 5.5% and no expected dividend yield. The intrinsic value of the beneficial conversion option has been calculated as $448,000 (2000 - $367,800) which is recognized in accordance with EITF 98-5, as modified, where applicable, by EITF 00-27. The beneficial conversion option on convertible debt instruments issued prior to November 15, 2000 is being accreted over the period to the first possible conversion date in accordance with EITF 98-5. The beneficial conversion option on other convertible debt is being accreted over the term of the debt in accordance with EITF 00-27. As a result, interest expense of $362,258 (2000 - $367,800), discount on the convertible debentures of $85,742 (2000 - $nil) and a corresponding increase in additional paid-in capital of $448,000 (2000 -$367,800) have been recorded in the consolidated balance sheet and consolidated statements of loss and stockholders' (deficiency) equity and comprehensive loss.


5.    Capital stock:
      a) During 2001, the Company issued 2,287,000 (2000 - 722,000) common shares for services, and 227,000 (2000 - nil) common shares for settlement of accounts payable and accrued liabilities which are restricted under rule 144a.

      b)   Stock options:

           The Company's stock options vested on the date of issue.

      ======================================================================================
                            Price per     Outstanding                           Outstanding
      Expiry Date               share    May 31, 2000      Issued   Exercised   May 31, 2001
      --------------------------------------------------------------------------------------
      February 22, 2005         $0.52       1,425,250          --          --      1,425,250
      ======================================================================================
      ======================================================================================
                            Price per     Outstanding                           Outstanding
      Expiry Date               share    May 31, 2000      Issued   Exercised   May 31, 2001
      --------------------------------------------------------------------------------------
      February 22, 2005         $0.52              --   1,425,250          --      1,425,250
      ======================================================================================

AQUATIC CELLULOSE INTERNATIONAL CORP.

Notes to Consolidated Financial Statements, page 8
$ United States

Years ended May 31, 2001 and 2000
================================================================================

5.   Capital stock (continued):

     b)  Stock options:

     The Company applies APB Opinion No. 25 in accounting for its Stock Option Plan and, accordingly, because options have been granted at the current market price on the issue date, no compensation cost has been recognized for its stock options in the financial statements. Had the Company determined compensation costs based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's loss for the year would have been increased to the proforma amounts below:


     ==================================================================
                                                    2001           2000
     ------------------------------------------------------------------
                                               (Restated      (Restated
                                               ---------
                                              note 1(o))     note 1(o))
                                              ----------

     Loss for the year
       As reported                            $       --    $(1,287,791)
                                                            -----------
       Proforma                               $             $(1,726,998)
                                                            -----------
     Loss per share
       As reported                            $       --    $     (0.03)
       Proforma                               $       --    $     (0.05)
     ==================================================================

     The fair value of the options granted during 2000 has been determined using the Black Scholes Method using the expected one year life of the options, a volatility factor of 161%, a risk-free rate of 6.22% and no assumed dividends. No stock options were granted during 2001.

6.   Commitments:

     a) Pursuant to a manufacturing agreement with a company that is controlled by the Company's CEO and largest shareholder, the Company is committed to providing the financing for the construction and acquisition of an Aquatic Timber Harvesting Machine at a cost of $750,000.

         During the year ended May 31, 2001, the Company advanced $100,000 to finance the commencement of the construction of the new aquatic timber harvester.

     b) During the year ended May 31, 2000, the Company received $50,000 for subscriptions for 200,000 common shares, which are restricted under rule 144a, of which 100,000 of the shares were issued during fiscal 2000. The remaining 100,000 shares were issued during fiscal 2001.


7.   Notes receivable:

     During the year ended May 31, 1999, the Company loaned $105,450 to three Directors for the exercise of Company stock options. These loans are unsecured, do not bear interest and are due on July 24, 2002. The notes receivable were recorded as a reduction of additional paid in capital in fiscal 1999.

AQUATIC CELLULOSE INTERNATIONAL CORP.

Notes to Consolidated Financial Statements, page 9
$ United States

Years ended May 31, 2001 and 2000
================================================================================

8.   Subsequent events:

     Subsequent to May 31, 2001, the Company issued the following common shares:

     a) 400,000 shares, restricted under rule 144a, for services with a value equivalent to the fair market value of the shares issued of $16,000;

     b) 2,500,000 shares, restricted under rule 144a, with a fair market value of $100,000 to acquire a fleet of boats to be used in the Company's Brazilian operation;

     c) 736,236 shares in lieu of cash payment for interest of $20,615 on the convertible debentures; and

     d)  508,130 shares upon conversion of $12,500 of convertible debentures.


9.   Comparative figures:

     Certain of the 2000 figures have been reclassified to conform with the financial statement presentation adopted in 2001.

AQUATIC CELLULOSE INTERNATIONAL CORP.

Consolidated Balance Sheets
$ United States

August 31, 2001 and May 31, 2001

====================================================================================================================================
                                                                                                         August 31,       May 31,
                                                                                                               2001          2001
                                                                                                        (Unaudited)
------------------------------------------------------------------------------------------------------------------------------------

Assets
Current assets
  Cash                                                                                                  $     2,690   $    19,892
  Accounts receivable, net of allowance of $nil (May 31, 2001 - $nil)                                           448        54,963
  Prepaid expense                                                                                           100,000
  Inventory                                                                                                 101,945       199,892
  Deferred financing costs                                                                                   10,785        19,364
  ----------------------------------------------------------------------------------------------------------------------------------
                                                                                                            215,868       294,111

Advance on equipment purchase                                                                               100,000       100,000

Fixed assets                                                                                                  9,792        10,357

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                        $   325,660   $   404,468
====================================================================================================================================

Liabilities and Stockholders' Deficiency

Current liabilities
  Accounts payable and accrued liabilities                                                              $   224,367   $   186,581
  Convertible debentures payable (note 2)                                                                   588,950       574,817
  ----------------------------------------------------------------------------------------------------------------------------------
                                                                                                            813,317       761,398
Stockholders' deficiency
  Capital stock
   10,000,000 preferred shares, issuable in series, with
              a par value of $0.001 per share authorized
  100,000,000 common shares with a par value of $0.001
              per share authorized, 51,862,007 shares issued
              May 31, 2001 - 47,019,315 shares issued)                                                       51,862        47,019
  Additional paid-in capital                                                                              4,230,580     4,073,808
  Deficit                                                                                                (4,805,155)   (4,512,813)
  Accumulated other comprehensive income
     Foreign currency translation adjustment                                                                 35,056        35,056
  ----------------------------------------------------------------------------------------------------------------------------------
                                                                                                           (487,657)     (356,930)
Subsequent event (note 3)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                        $   325,660   $   404,468
====================================================================================================================================

See accompanying notes to consolidated financial statements

On behalf of the Board:

________________________  Director  ________________________  Director

AQUATIC CELLULOSE INTERNATIONAL CORP.
Consolidated Statements of Loss
$ United States

Three month periods ended August 31, 2001 and 2000
(Unaudited)

====================================================================================
                                                            2001              2000
------------------------------------------------------------------------------------
Sales                                                $    42,235       $    34,249
Cost of sales                                            182,922            84,463
------------------------------------------------------------------------------------
                                                        (140,687)          (50,214)

Expenses
  Amortization                                               565               648
  Financing fees and interest                             79,614                --
  Selling, general and administrative                     71,476           131,409
------------------------------------------------------------------------------------
                                                         151,655           132,057
------------------------------------------------------------------------------------
Net loss                                             $  (292,342)      $  (182,271)
====================================================================================

Weighted average number of shares                     49,689,125        37,425,985

Loss per share                                       $     (0.01)      $     (0.00)
====================================================================================

See accompanying notes to consolidated financial statements

AQUATIC CELLULOSE INTERNATIONAL CORP.
Consolidated Statement of Stockholders' Deficiency and Comprehensive Loss $ United States

Three month period ended August 31, 2001
(Unaudited)

============================================================================================================================


                                                Capital Stock                                      Foreign
                                          -------------------     Additional                      Currency            Total
                                              Number                 Paid-in                   Translation    Stockholders'
                                           of Shares   Amount        Capital         Deficit    Adjustment       Deficiency
----------------------------------------------------------------------------------------------------------------------------
Balance, May 31, 2001                     47,019,315  $47,019     $4,073,808     $(4,512,813)      $35,056        $(356,930)

Issued for promotional
  services                                   400,000      400         15,600                                         16,000

Issued upon conversion
  of debentures                            1,206,456    1,207         23,793                                         25,000

Issued in lieu of cash
  payment of interest on
  convertible debentures
  payable                                    736,236      736         19,879                                         20,615

Issued for prepaid
  consulting services                      2,500,000    2,500         97,500                                        100,000
---------------------------------------------------------------------------------------------------------------------------
                                          51,862,007   51,862      4,230,580      (4,512,813)       35,056         (195,315)

Comprehensive loss:
    Net loss                                                                        (292,342)                      (292,342)
---------------------------------------------------------------------------------------------------------------------------
Balance, August 31, 2001                  51,862,007  $51,862     $4,230,580     $(4,805,155)      $35,056        $(487,657)
===========================================================================================================================

See accompanying notes to consolidated financial statements.

AQUATIC CELLULOSE INTERNATIONAL CORP.

Consolidated Statements of Cash Flows
$ United States

Three month period ended August 31, 2001 and 2000
(Unaudited)

===================================================================================================================================
                                                                                               2001        2000
-----------------------------------------------------------------------------------------------------------------------------------
Operating activities:
  Loss for the period                                                                     $(292,342)  $(182,271)
  Non-cash items:
     Amortization                                                                               565         648
     Amortization of deferred financing costs                                                 8,579           -
     Amortization of beneficial conversion feature of convertible
      debentures                                                                             33,745           -
     Amortization of financing cost of warrants                                               5,388           -
     Interest paid by issuance of common shares                                              20,615           -
     Promotional services paid by issuance of common shares                                  16,000           -
  Changes in non-cash working capital:
     Decrease (increase) in accounts receivable                                              54,515      (3,341)
     Decrease (increase) in inventory                                                        97,947    (150,596)
     Increase in accounts payable and accrued liabilities                                    37,786     115,955
     ------------------------------------------------------------------------------------------------------------------------------
                                                                                            (17,202)   (219,605)

Investing activities:
  Purchase of fixed assets                                                                        -      (8,842)
  Advances on equipment purchase                                                                  -           -
  ---------------------------------------------------------------------------------------------------------------------------------
                                                                                                  -      (8,842)

Effect of exchange rate changes on cash balances                                                             96

-----------------------------------------------------------------------------------------------------------------------------------
Decrease in cash in period                                                                  (17,202)   (228,351)

Cash, beginning of period                                                                    19,892     271,864

-----------------------------------------------------------------------------------------------------------------------------------
Cash, end of period                                                                       $   2,690   $  43,513
===================================================================================================================================

Supplementary information:
  Interest paid                                                                           $       -   $       -
  Income taxes paid                                                                               -           -
===================================================================================================================================

Non-cash financing activities:
  Common shares issued for promotional services                                              16,000           -
  Common shares issued for prepaid consulting services                                      100,000           -
  Common shares issued on conversion of convertible debentures                               25,000           -
  Common shares issued in lieu of cash payment of interest on
    convertible debentures                                                                   20,615           -
===================================================================================================================================

See accompanying notes to consolidated financial statements

AQUATIC CELLULOSE INTERNATIONAL CORP.

Notes to Consolidated Financial Statements
$ United States

Three month period ended August 31, 2001
(Unaudited)
================================================================================

    Aquatic Cellulose International Corp. (the "Company") was incorporated under the laws of the State of Nevada. The Company's principal activity is the procurement of contracts for the harvest and salvage of submerged timber and the sale of lumber produced from such timber.


1.  Significant accounting policies:

    a)  Going concern

        These financial statements have been prepared on the going concern basis, which assumes the realization of assets and liquidation of liabilities and commitments in the normal course of business. As at August 31, 2001, the Company had a working capital deficiency of $597,449, a deficit of $4,805,155 and has suffered recurring losses from operations. The application of the going concern concept is dependent on the Company's ability to generate future profitable operations and receive continued financial support from its shareholders and other investors. These consolidated financial statements do not give effect to any adjustments should the Company be unable to continue as a going concern and, therefore, be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts differing from those reflected in the consolidated financial statements. Management plans to obtain sufficient working capital from operations and external financing to meet the Company's liabilities and commitments as they become payable over the next twelve months. There can be no assurance that management's plans will be successful. Failure to obtain sufficient working capital from operations and external financing will cause the Company to curtail operations.

    b)  Basis of presentation

        The accompanying financial statements as at August 31, 2001 and for the three month period then ended are unaudited; however, in the opinion of management, all adjustments (consisting of normal recurring items) necessary for the fair presentation of these unaudited financial statements in conformity with accounting principles generally accepted in the United States of America have been made. These financial statements have been prepared consistent with the accounting policies described in the Company's annual report on Form 10-KSB filed with the Securities and Exchange Commission for the year ended May 31, 2001 and should be read in conjunction therewith.

AQUATIC CELLULOSE INTERNATIONAL CORP.

Notes to Consolidated Financial Statements
$ United States

Three month period ended August 31, 2001
(Unaudited)
================================================================================

2.  Convertible debentures payable:

The debentures are due as follows:

------------------------------------------------------------------------------------------------------
                                         Outstanding                                       Outstanding
Due Date                                May 31, 2001        Issued      Converted      August 31, 2001
------------------------------------------------------------------------------------------------------
 May 4, 2002                                $ 25,800      $     --      $      --             $ 25,800
 September 29, 2001                          500,000            --             --              500,000
 January 25, 2002                             55,000            --        (25,000)              30,000
 March 14, 2002                              100,000            --             --              100,000
------------------------------------------------------------------------------------------------------
                                            $680,800      $     --      $ (25,000)             655,800
======================================================================================================
 Unamortized discount related to warrants granted in conjunction with
 the issuance of the convertible debentures payable                                            (14,853)

 Unamortized discount related to beneficial conversion option on the
 convertible debentures payable                                                                (51,997)
                                                                                              --------
                                                                                              $588,950
                                                                                              ========

3.  Subsequent event:

    Subsequent to August 31, 2001, the Company issued 1,116,072 shares upon conversion of $12,500 of the convertible debentures.

               PART II.   INFORMATION NOT REQUIRED IN PROSPECTUS
               -------------------------------------------------

Indemnification of Directors and Officers

     Nevada Corporation Law permits a corporation organized under Nevada Law to indemnify directors and officers with respect to any matter in which the director or officer acted in good faith and in a manner he reasonably believed to be not improper.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable.


Other Expenses of Issuance and Distribution

Related to the securities being registered.   The expenses shall be paid by the
Registrant.

          SEC Registration Fee                $       853.86
          Printing and Engraving Expenses     $     2,000.00
          Legal Fees and Expenses             $    10,000.00
          Accounting Fees and Expenses        $    15,000.00
          Transfer Agent Fees                 $     2,000.00
          Blue Sky Fees                       $     2,000.00
          Miscellaneous                       $     5,000.00
                                              --------------
          Total                               $    36,853.86

Recent Sales of Unregistered Securities

Shares of common stock issued
-----------------------------

     A total 29,762,336 shares of common stock, par value $0.001 (the "Shares"), have been issued by Aquatic since July 31, 1998 for cash or services rendered to Aquatic, absent registration under the Securities Act of 1933, as
amended (the "Securities Act").     The Shares issued are as follows.

   In August, 1998, Aquatic issued 1,000,000 restricted Shares to Big Rock Marketing Group for cash at $0.027 per share or $27,000. Additionally, 420,000 restricted Shares were issued to Chelsey Technology Corp. for services valued at $0.027 per share (a 55% discount to market) which amounted to $11,340 as payment for public relations services rendered to the Company and represented fair value for services rendered. The above shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investors of the stock were accredited investors.

   In October, 1998, Aquatic issued 1,000,000 restricted Shares to Big Rock Marketing Group for cash at $.027 per share. 500,000 restricted Shares were issued to P. Daoust valued at $0.027 per Share (approximately 50% of market value) as compensation for public relations services rendered to the Company and represented fair value for services rendered. The above shares were issued pursuant to the exemption provided for under Section 4(2) of the

Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investors of the stock were accredited investors.

     In November, 1998, Aquatic issued 500,000 restricted Shares to NIKA Resources Ltd. for cash at $0.10 per share (a negotiated settlement amount). Aquatic issued 500,000 restricted Shares to Big Rock Marketing Inc. for cash at $.027 per share and 28,000 restricted shares to Phoenix Media Group, Ltd. at $.027 per share for services rendered to the Company ($0.027 was approximately market value and these shares represented fair value for services rendered). The shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investors of the stock were accredited investors.

     In December, 1998, Aquatic issued 3,000,000 restricted shares to various consultants for public relations services rendered valued at $0.027 share per share, 240,000 restricted Shares to Sean Ackles for cash at $0.10 per share and 250,000 restricted shares to Big Rock Marketing Inc. for cash at $0.053 per share. The issuance price represented approximately market value of the shares at the time of issuance. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investors of the stock were accredited investors.

     In January, 1999, Aquatic issued 1,350,000 restricted shares to various consultants and vendors for services and product rendered. These shares were valued at $0.027 per share (approximately market value and represented fair value for services rendered). These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investors of the stock at this time were accredited investors.

     In February, 1999, Aquatic issued 10,523,336 shares to various investors pursuant to the exemption to registration provided under Rule 504 of Regulation
D of the Securities Act of 1933, as amended.   These shares were sold for cash
at $0.024 per share (sale price was set at approximately a 30% discount to market at the time of filing). The investors of the stock were accredited investors.

     In April 1999, Aquatic issued 6,515,000 shares of restricted stock pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." as follows: 1) the Company issued 3,515,000 restricted shares to various Officers of the Company who exercised options granted in February, 1999 for services rendered in their positions. These shares were valued at $.03 per share, which was market value on the date the options were granted; 2) the Company issued 1,000,000 restricted shares valued at $0.03 per share to Consultants for public relations services rendered to the Company; 3) 1,500,000 and 500,000 restricted shares were issued to Big Rock Marketing Group for cash at $0.10 and $0.20 per share. The investors of the stock were accredited investors.

     In May, 1999, Aquatic issued 500,000 restricted shares to Big Rock Marketing Group valued at $0.03 per share (price reflected market price) for public relations services rendered to the Company and these shares represented fair value for services rendered. These shares were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933, as amended, as a "transaction not involving a public offering." The investors of the stock at this time were accredited investors.

     In May, 2000, we issued 100,000 restricted shares valued at $0.50 per share (price reflected market value) for cash to Matt Lothian pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933 as
amended, as a "transaction not involving a public offering."   The investor of
the stock was an accredited investor.

     In December 1999 through May, 2000, the Aquatic issued 722,000 restricted shares valued at an average of $0.642 per share (price reflected market price) for services, pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933 as amended, as a "transaction not involving a public offering." The investors of the stock at this time were accredited investors.

     In March, 2001, we issued 1,700,000 shares of restricted stock at $0.068 per share, of which 850,000 shares were issued to Creative Advertising consultants (Ted Klar) and, 850,000 shares were issued to B&H (Ted Klar) pursuant to the exemption provided for under Section 4(2) of the Securities Act
of 1933 as amended, as a "transaction not involving a public offering."   These
shares were issued for services rendered. The investor of the stock was an accredited investor.

     At various times in 2001, Aquatic issued an aggregate of 587,000 shares of restricted stock at an average price of $0.14 per share (price reflected market price) for services pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933 as amended, as a "transaction not involving a
public offering."   These shares were issued for services rendered. The investor of the stock was an accredited investor.

     At various times in 2001, Aquatic issued an aggregate of 227,000 shares of restricted stock at an average price of $0.58 per share for the settlement of accounts payable and accrued liabilities (settlement determined stock price) pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933 as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.

     In, 2001, Aquatic issued 100,000 shares of restricted stock to Mathew Lathian pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933 as amended, as a "transaction not involving a public offering." These shares were issued for cash subscriptions for 200,000 common shares, of which $50,000 was received during fiscal 2000. 100,000 of the common shares were issued during fiscal 2000 and 100,000 shares were issued in fiscal 2001. The value received was $0.25 a share. The investor of the stock was an accredited investor.

Shares issued subsequent to May 31, 2001
----------------------------------------

     In June, 2001 Aquatic issued 2,500,000 shares of restricted stock at $0.06 per share for the purchase of equipment, pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933 as amended, as a "transaction not involving a public offering." These shares were cancelled as the transaction was terminated. The investor of the stock was an accredited investor.

     In July, 2001 Aquatic issued 400,000 shares of restricted stock at $.04 per share for services, (price reflected market price), pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933 as amended, as a "transaction not involving a public offering." The investor of the stock was an accredited investor.

Convertible Notes issued
-------------------------

     The investors of these securities were accredited investors.

     On May 5, 2,000, Aquatic issued two convertible debentures of $250,000 each for a aggregate of $500,000 in cash in accordance with (S) 4(2) and Rule 506 under the Securities Act of 1933, as amended (the "Securities Act"). The investors of these securities were accredited investors.

     On September 29, 2000 Aquatic issued issued two convertible debentures of $250,000 each for a aggregate of $500,000 in cash in accordance with (S) 4(2) and Rule 506 under the Securities Act of 1933, as amended (the "Securities Act"). The investors of these securities were accredited investors.

     On January 25, 2001 Aquatic issued issued two convertible debentures of $75,000 each for cash for an aggregate of $150,000 in accordance with (S) 4(2) and Rule 506 under the Securities Act of 1933, as amended (the "Securities Act"). The investors of these securities were accredited investors.

     On March 14, 2001 Aquatic issued issued two convertible debentures of $50,000 in cash each for an aggregate of $100,000 in accordance with (S) 4(2) and Rule 506 under the Securities Act of 1933, as amended (the "Securities Act"). The investors of these securities were accredited investors.

     Within two days after the effectiveness of this registration statement,
     -----------------------------------------------------------------------
Aquatic will issue  two convertible debentures of $100,000 each for cash for an
-------------------------------------------------------------------------------
aggregate of $200,000 in accordance with (S) 4(2) and Rule 506 under the
------------------------------------------------------------------------
Securities Act of 1933, as amended (the "Securities Act").  The investors of
----------------------------------------------------------------------------
these securities were accredited investors
------------------------------------------


Warrants and options issued:
----------------------------


     On May 5, 2000, Aquatic issued a total of 250,000 warrants. Each warrant allows the holder to purchase 1 share of our common stock at an exercise price equal to $.69 per share, and expire on May 4, 2003. These warrants were issued in accordance with (S) 4(2) and Rule 506 under the Securities Act of 1933, as amended (the "Securities Act"). The investors of these securities were accredited investors.


     As of July 31, 2000, there were a total of 1,425,250 options outstanding to purchase Aquatic's common stock at an exercise price of $0.52 per share, which was the market price of the options on the granting date of February 22, 2000. These options expire on February 22, 2005. These options were issued pursuant to the exemption provided for under Section 4(2) of the Securities Act of 1933
as amended, as a "transaction not involving a public offering."   The investors
of these securities were accredited investors.

     On September 29, 2000, Aquatic issued a total of 250,000 warrants. Each warrant allows the holder to purchase 1 share of our common stock at an exercise price equal to $.69 per share and expire September 29, 2003. These warrants were issued in accordance with (S) 4(2) and Rule 506 under the Securities Act of 1933, as amended (the "Securities Act"). The investors of these securities were accredited investors.

     On January 25, 2001, Aquatic issued common stock purchase warrants for the right to purchase 75,000 shares of Common Stock of AQCI at $.35 per share and expire January 25, 2004. These warrants were issued in accordance with (S) 4(2) and Rule 506 under the Securities Act of 1933, as amended (the "Securities Act"). The investors of these securities were accredited investors.

     On March 14, 2001, Aquatic issued common stock purchase warrants for the right to purchase 50,000 shares of Common Stock of AQCI at $.35 per share and expire March 14, 2004. These warrants were issued in accordance with (S) 4(2) and Rule 506 under the Securities Act of 1933, as amended (the "Securities Act"). The investors of these securities were accredited investors.

     Within two days after the effectiveness of this registration statement,
     -----------------------------------------------------------------------
Aquatic will issue common stock purchase warrants for the right to purchase
---------------------------------------------------------------------------
100,000 shares of Common Stock of AQCI at $.35 per share and expire three years
-------------------------------------------------------------------------------
after the date issued.  These warrants were issued in accordance with (S) 4(2)
------------------------------------------------------------------------------
and Rule 506 under the Securities Act of 1933, as amended (the "Securities
--------------------------------------------------------------------------
Act"). The investors of these securities were accredited investors.
-----------------------------------------------------------------------

   Exhibits:
   3.1.1   Articles of Incorporation filed February 28, 1997  (1)
   3.1.2   Certificate Amending Articles of Incorporation filed on November 19,
           1997  (1)
   3.1.3   Certificate Amending Articles of Incorporation filed on March __, 2001 (2)
   3.2     Bylaws (1)
   4.1     Form of Common Stock Certificate (1)
   4.2     Form of Warrant Agreement with Warrant Election to Purchase, May, 2000  (1)
   4.3     Form of Warrant Agreement with Warrant Election to Purchase, January, 2001  (3)
   4.4     Form of Warrant Agreement with Form of Warrant Election to Purchase, March, 2001  (3)
   4.5     March 2001 Warrant No. 3  (4)
   4.6     March 2001 Warrant No. 4  (4)
   5.1     Opinion re: Legality
   10.1    Form of Secured Convertible Debenture Purchase Agreement, May 2000. (2)
   10.2    Form of Registration Rights Agreement, May 2000.  (2)
   10.3    Form of 12% Convertible Debenture, May, 2000 (2)
   10.4    Form of Security Agreement, May 2000. (2)
   10.5    Form of Security Purchase  Agreement, January, 2001  (3)
   10.6    Form if Registration Rights Agreement, January, 2001 (3)
   10.7    Form of 12% Convertible Debenture, January, 2001 (3)
   10.8    Agreement to purchase equipment, May, 2001Addendum June/04/01  (3)
   10.9    Addendum to May 2001 Agreement to purchase equipment, dated May 31,
           2001.  (3)
   10.10   Executed Form of Security Purchase Agreement, January, 2001  (4)
   10.11   March 2001, 12% Convertible Debenture No. 3  (4)
   10.12   March 2001, 12% Convertible Debenture No. 4  (4)
   10.13   Amendment to January 2001 Debenture No.1  (4)
   10.14   Amendment to January 2001 Debenture No.2  (4)
   10.15   Amendment to March 2001 Debenture No. 3  (4)
   10.16   Amendment to March 2001 Debenture No. 4  (4)
   10.17   Amendment to January 2001 Security Purchase Agreement  (4)
   10.18   Cecco Trading, Inc. supply agreement  (4)
   10.19   Sulpam Madeiras LTDA. Agreement  (4)
   10.20   License Agreement - Province of British Columbia  (4)
   10.21   Services Agreement - Gary Ackles  (4)
   10.22   Waiver of requirement in Section 3.9(vii) of certain debentures (5)
   23.1    Consent of Counsel, Owen Naccarato (included in Exhibit 5.1)
   23.2    Consent of KPMG LLP

  (1) Previously filed with the Commission on August 16, 1999 as part of Aquatic Cellulose
           International Corp.'s Registration Statement (File N0.000-27063) on
           Form 10SB12G and incorporated by reference herein.
  (2) Previously filed with the Commission on August 21, 2000 as part of Aquatic Cellulose
           International Corp.'s Registration Statement (File N0.333-44184) on
           Form SB2 and incorporated by reference herein.
  (3) Previously filed with the Commission on June 12, 2001 as part of Aquatic Cellulose International Corp.'s Registration Statement
           (File N0.333-62824) on Form SB2 and incorporated by reference herein.
  (4) Previously filed with the Commission on October 9, 2001 as part of Aquatic Cellulose International Corp.'s Registration Statement
           (File N0.333-62824) on Form SB2/A, and incorporated by reference herein.
  (5) Previously filed with the Commission on November 1, 2001 as part of Aquatic Cellulose

           International Corp.'s Registration Statement (File N0.333-62824) on Form SB2/A, and incorporated by reference herein.

UNDERTAKINGS

The undersigned registrant hereby undertakes that it will:

Undertaking  (a)

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ('230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement.
     (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Undertaking  (e)

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

  In the event that a claim for indemnification against such liabilities
(other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vernon, B.C. VIT 5N6, on November 30, 2001.

                     Aquatic Cellulose International Corp.

                            By:    /s/ Gary Ackles
                                       ------------
                                   Gary Ackles
                                   Director,  Chief  Executive  Officer
                                   President  and  Chief  Accounting  Officer

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated:

/s/ Gary Ackles                        Director, Chief Executive Officer,                November 30, 2001
    -----------                        President and Chief Accounting Officer
    Gary Ackles

/s/ Claus Wagner-Bartak                Director                                          November 30, 2001
    -------------------
    Claus Wagner-Bartak

Exhibits:


      3.1.1  Articles of Incorporation filed February 28, 1997  (1)
      3.1.2  Certificate Amending Articles of Incorporation filed on November 19, 1997  (1)
      3.1.3  Certificate Amending Articles of Incorporation filed on March __, 2001  (2)
      3.2    Bylaws (1)
      4.1    Form of Common Stock Certificate (1)
      4.2    Form of Warrant Agreement with Warrant Election to Purchase, May, 2000  (1)
      4.3    Form of Warrant Agreement with Warrant Election to Purchase, January, 2001  (3)
      4.4    Form of Warrant Agreement with Form of Warrant Election to Purchase, March, 2001  (3)
      4.5    March 2001 Warrant No. 3  (4)
      4.6    March 2001 Warrant No. 4  (4)
      5.1    Opinion re: Legality
      10.1   Form of Secured Convertible Debenture Purchase Agreement, May 2000. (2)
      10.2   Form of Registration Rights Agreement, May 2000.  (2)
      10.3   Form of 12% Convertible Debenture, May, 2000 (2)
      10.4   Form of Security Agreement, May 2000. (2)
      10.5   Form of Security Purchase Agreement, January, 2001  (3)
      10.6   Form if Registration Rights Agreement, January, 2001 (3)
      10.7   Form of 12% Convertible Debenture, January, 2001 (3)
      10.8   Agreement to purchase equipment, May, 2001Addendum June/04/01  (3)
      10.9   Addendum to May 2001 Agreement to purchase equipment dated, May 31, 2001.  (3)
      10.10  Executed Form of Security Purchase Agreement, January, 2001  (4)
      10.11  March 2001, 12% Convertible Debenture No. 3  (4)
      10.12  March 2001, 12% Convertible Debenture No. 4  (4)
      10.13  Amendment to January 2001 Debenture No.1  (4)
      10.14  Amendment to January 2001 Debenture No.2  (4)
      10.15  Amendment to March 2001 Debenture No. 3  (4)
      10.16  Amendment to March 2001 Debenture No. 4  (4)
      10.17  Amendment to January 2001 Security Purchase Agreement  (4)
      10.18  Cecco Trading, Inc. supply agreement  (4)
      10.19  Sulpam Madeiras LTDA. Agreement  (4)
      10.20  License Agreement - Province of British Columbia  (4)
      10.21  Services Agreement - Gary Ackles  (4)
      10.22  Waiver of requirement in Section 3.9(vii) of certain debentures (5)
      23.1   Consent of Counsel, Owen Naccarato (included in Exhibit 5.1)
      23.2   Consent of KPMG LLP

      (1) Previously filed with the Commission on August 16, 1999 as part of Aquatic Cellulose International Corp.'s Registration Statement (File N0.000-27063) on Form 10SB12G and incorporated by reference herein.

      (2) Previously filed with the Commission on August 21, 2000 as part of Aquatic Cellulose International Corp.'s Registration Statement (File N0.333-44184) on Form SB2 and incorporated by reference herein.

      (3) Previously filed with the Commission on June 12, 2001 as part of Aquatic Cellulose International Corp.'s Registration Statement (File N0.333-62824) on Form SB2 and incorporated by reference herein.

      (4) Previously filed with the Commission on October 9, 2001 as part of Aquatic Cellulose International Corp.'s Registration Statement (File N0.333-62824) on Form SB2/A, and incorporated by reference herein.

      (5) Previously filed with the Commission on November 1, 2001 as part of Aquatic Cellulose International Corp.'s Registration Statement (File N0.333-62824) on Form SB2/A, and incorporated by reference herein.